Exhibit 10.1

Table of Defined Terms

	Paragraph	Page
Acceptable Protection Coverage	6.1.5.1	27
Acquisition Debt	6.1.5.2	27
Affiliate	1.1	4
Aggregate Indemnification Payments	2	5
API	Introduction	3
API Purchase	Introduction	3
AWA	Introduction	3
Base Debt Period	6.1.5.3	27
Buyers	Introduction	3
Change of Control	6.1.5.4	28
Claim Notice	5.2.1	19
Claims	5.2.2	20
Closing Date High Yield Note	6.1.5.3	28
Costs and Expenses	1.2	4
Deed	10.3	36
Designated Debt Arbiter	6.1.5.5	28
Designated Fox River Arbiter	6.1.5.6	28
Excess Cost Due Date	4.1.1.1	8
Excess Costs	5.2.5	22
Excess Coverage	6.1.3	27
Excess Projected Amount	6.1.5.7	29
Extended Debt Period	6.1.5.8	29
Extended Debt Period Prerequisites	6.1.5.9	30
Fox River Payments	6.1.1	25
Indemnification Notice	4.1.1.1	7
Initial Indemnification Payment	4.1.1.2	8
Insolvency Event	4.2.3	12
Later Period Coverage	6.1.2	26
Loan Amount	4.1.2	9
Loans	4.1.2	9
Member of the Buyers' Group	1.3	4

Table of Defined Terms
(continued)

	Paragraph	Page
New Appleton	Introduction	3
Observing Buyers	5.2.8	23
PDC	Introduction	3
PDC Agreement	Introduction	3
Purchase Agreement	Introduction	3
Recoveries	1.4	4
Refinancing	6.1.5.10	31
Relief	1.5	5
Scheduled Base Period Expiration Date	6.1.5.3	28
Security Agreement	6.2	32
Substitute High Yield Note	6.1.5.3	28
Tax	1.6	5
Tax Benefit Amount	5.1.1.1	14
Tax Contest	5.1.5.2	18
Tax Designee	5.1.5.1	17
Tax Notice	5.1.5.1	17
Tax Relief Notice	5.1.4.1	16
Tax Relief Response Notice	5.1.4.2	16
Taxation	1.6	5

FOX RIVER AWA ENVIRONMENTAL INDEMNITY AGREEMENT

THIS AGREEMENT is made on the 9th day of November, 2001 by and among PAPERWEIGHT DEVELOPMENT CORP. ("PDC"), a Wisconsin corporation, NEW APPLETON LLC, a Wisconsin limited liability company ("New Appleton" and, together with PDC, "Buyers"), APPLETON PAPERS INC., a Delaware corporation ("API"), and ARJO WIGGINS APPLETON p.l.c., a corporation incorporated in England and Wales with company number 2454830 ("AWA").

WHEREAS, pursuant to a Purchase Agreement dated as of July 5, 2001 (the "Purchase Agreement"), Buyers have indirectly purchased one hundred percent (100%) of the outstanding capital stock of API from the Sellers, as defined therein (the "API Purchase"); and

WHEREAS, Buyers have agreed, pursuant to the Fox River PDC Environmental Indemnity Agreement (the "PDC Agreement") of even date herewith, and in reliance on this Agreement, to indemnify API in respect of the Excess Costs;

WHEREAS, in connection with the API Purchase, AWA has agreed to indemnify Buyers against all costs incurred by Buyers in connection with their indemnification obligations under the PDC Agreement; and Buyers and API have agreed jointly and severally to indemnify AWA against the API Excess Costs; and

WHEREAS, capitalized terms used herein without definition shall have the meaning ascribed to them in the PDC Agreement.

NOW, THEREFORE, the parties hereto have agreed to the following:

1.                                       INTERPRETATION

In this Agreement, unless the context otherwise requires:

1.1                                 "Affiliate" means a person or entity included within the definition of "affiliate" set forth in United States Securities and Exchange Commission Rule 405, as amended from time to time.

1.2                                 "Costs and Expenses" means reasonable out-of-pocket expenses properly incurred (i) in connection with a Tax Contest, (ii) in pursuing or asserting any rights of Recovery, or (iii) in connection with the defense of Claims. For the purposes hereof, all costs incurred by employees of API, Buyers or any other Member of the Buyers' Group who assist AWA pursuant to Section 5.2 below shall be included as Costs and Expenses at the rate per hour specified in Schedule 1.2 hereto

1.3                                 "Member of the Buyers' Group" means API (whether or not it is at any relevant time still an Affiliate of Buyers), Buyers and its and their respective present or future Affiliates, officers, employees, agents, directors, stockholders, partners and other holders of equity securities.

1.4                                 "Recoveries" means any amounts which are received by API or any other Member of the Buyers' Group from any third party in respect of Excess Costs (but, for the avoidance of doubt, not including any Tax Benefit Amount as defined in Section 5.1.1.1.), including without limitation (i) pursuant to the NCR Agreements, (ii) pursuant to insurance policies, and (iii) from other third parties or otherwise. For the avoidance of doubt, Recoveries will not include (x) any payments by NCR to third parties or (y) payments by NCR to API which API combines with its own funds to make a payment to a third party on behalf of both API and NCR; and Recoveries will include any amounts paid by NCR to API under the NCR Agreements in reimbursement of amounts previously paid by API to third parties on behalf of NCR, but only to the extent that API had included such previously paid amounts as Excess Costs under the PDC Agreement.

1.5                                 "Relief" means any loss, allowance, credit, deduction or set-off for Tax purposes benefiting any Member of the Buyers' Group arising as a result of (i) its or any other Member of the Buyers' Group's incurring of or paying Excess Costs, (ii) any indemnification payment by Buyers under the PDC Agreement, or (iii) its or any other Member of the Buyers' Group's incurring of or paying Costs and Expenses. For the avoidance of doubt, Relief shall include any benefit described above obtained by any shareholder of a Member of the Buyers' Group by virtue of such Member of the Buyers' Group being a so-called "pass-through" entity for United States tax purposes.

1.6                                 "Tax" or "Taxation" means all federal, state, provincial, local, territorial and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, real estate, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, duties or assessments together with all penalties, interest and additions imposed with respect to such tax amounts.

2.                                       INDEMNIFICATION BY AWA

Subject to the provisions of this Agreement, AWA hereby covenants to indemnify and hold harmless Buyers or, where applicable, any other Member of the Buyers' Group, in respect of the following (the "Aggregate Indemnification Payments"):

2.1                                 all amounts for which Buyers become responsible in satisfaction of their indemnification obligations under the PDC Agreement, reduced by the sum of (i) any Tax Benefit Amounts, and (ii) any Recoveries received by any Members of the Buyers' Group;

2.2                                 any Tax Benefit Amount in the event, and only to the extent that, any such Tax Benefit Amount is not finally allowed by the applicable Tax authority after having been taken into account as a repayment of a Loan pursuant to Section 4.1.2.2(ii), along with any interest and penalties paid (net of Tax effect) in respect of any such disallowance;

2.3                                 any Recoveries in the event, and only to the extent that, any such Recoveries are not finally received (or must be returned) by any Members of the Buyers' Group after having been taken into account as a repayment of a Loan pursuant to Section 4.1.2.2(i).; and

2.4                                 any Costs and Expenses incurred by Buyers, but only to the extent not explicitly the responsibility of the Buyers by operation of Section 5.1.5.3 or Section 5.2.8 below.

3.                                       INDEMNIFICATION BY API AND BUYERS

API and Buyers hereby acknowledge (i) that they are and shall remain, as between the parties hereto, solely responsible for the satisfaction of the API Excess Costs, and nothing contained herein or in the PDC Agreement shall transfer any such liability to AWA or constitute AWA's agreement to assume any such liability, and (ii) that the indemnity provided by AWA pursuant to Article 2 shall not apply to the API Excess Costs. In accordance with the foregoing, API and Buyers hereby jointly and severally covenant to indemnify, hold harmless and pay to AWA an amount equal to any API Excess Costs that AWA actually incurs or otherwise pays on behalf of API, either Buyer or any other Member of the Buyers' Group.

4.                                       SATISFACTION OF AWA INDEMNIFICATION

4.1                                 The parties hereby acknowledge that while API may be legally responsible, as a matter of law, for satisfying the Indemnified Excess Costs, and while AWA's indemnification obligation hereunder in respect of the Indemnified Excess Costs relates to Buyers' obligation to indemnify API, it is the agreement of the parties that, as set forth in Section 4.1.3, by operation of this Agreement and AWA's indemnification obligations hereunder, AWA shall, upon Buyers' request but subject to the terms and conditions set forth herein, pay (or cause to be paid) to API on behalf of Buyers or Buyers (or, where applicable, Members of the Buyers' Group) the amount of the Indemnified Excess Costs prior to such time that API (or either Buyer (or, where applicable, a Member of the Buyers' Group)) becomes legally obligated to pay such Indemnified Excess Costs so that neither Buyer (nor API, nor, where applicable, any other Member of the Buyers' Group) is effectively ever out of pocket in respect thereof; provided that in furtherance of the foregoing, AWA may in its discretion make such payments directly to the applicable obligee in respect thereof, in which latter case AWA shall provide notice to Buyers and API of such direct payment. Further, except as set forth in Section 4.1.3, and consistent with the foregoing, AWA shall pay the Indemnified Excess Costs initially without giving effect to the deductions therefrom set forth in Sections 2.1(i) and (ii) above. The following sets forth the procedures under which AWA shall pay the Indemnified Excess Costs; provided, however, that nothing contained below is intended to limit AWA's rights of control as set forth in Section 5 below; and provided, further, that the parties acknowledge that they may from time to time agree to informal procedures to supplement the following, although neither party is under any obligation to agree to any such informal procedures:

4.1.1                        AWA shall initially satisfy the amount of Indemnified Excess Costs as follows:

4.1.1.1               Buyers (or API on behalf of Buyers) shall provide notice (the "Indemnification Notice") to AWA, setting forth the amount of any Indemnified Excess Costs which the Buyers are required to pay to API under the terms of the PDC Agreement for which Buyers seek indemnification hereunder, notwithstanding that neither the Buyers nor API have paid such costs in advance of issuing such Indemnification Notice. The Indemnification Notice shall set forth the amount of the applicable Indemnified Excess Costs, together with documentary support in respect thereof (setting forth all of the circumstances thereof), and, if payment thereof has not yet been made, the date by which such payment is legally due from Buyers (the "Excess Cost Due Date").

4.1.1.2               AWA shall, and notwithstanding that it may be contesting its obligation to make such payment in accordance with Section 7, pay to Buyers or Members of the Buyers' Group (or, pursuant to Sections 4.1 and 4.1.3, the applicable obligee or API) the amount of the Indemnified Excess Costs set forth in each Indemnification Notice (the "Initial Indemnification Payment") not later than the later of (i) ten (10) days after delivery of the Indemnification Notice or (ii) seven (7) days prior to the Excess Cost Due Date or (iii) if AWA makes such payment to the applicable obligee or to API, on the due date therefor as set forth in the PDC Agreement; provided that AWA shall be entitled to reduce any Initial Indemnification Payment by any amounts owed to AWA under this Agreement, including without limitation (x) indemnification payments pursuant to Section 3, (y) any Recoveries (whether or not in respect of such Initial Indemnification Payment) not previously paid to AWA or otherwise applied against AWA's obligations hereunder, and (z) any Tax Benefit Amount not previously paid to AWA or otherwise applied against AWA's obligations hereunder. If AWA shall not make any Initial Indemnification Payment when the same shall be due, the amount of such past due payment shall be payable by AWA on demand by API, together with interest at the rate of ten percent (10%) per annum from the date such payment was due.

In the event that AWA shall at any time contest or dispute its obligation to make an Initial Indemnification Payment, AWA shall submit such dispute for resolution pursuant to Section 7 below; and if, as a result thereof, API is obligated to reimburse AWA it shall do so upon demand, together with interest at the rate of ten percent (10%) per annum from the date AWA made such payment.

4.1.2                        The Initial Indemnification Payments hereunder shall initially be characterized as loans ("Loans" and the amounts outstanding from time to time in respect of the Loans, the "Loan Amount") from AWA to Buyers, as follows:

4.1.2.1               Each Loan shall be interest free and without recourse to Buyers, API or any other Member of the Buyers' Group, such that neither Buyers, API, nor any other Member of the Buyers' Group shall under any circumstances be obligated to make repayment thereof other, than as set forth in Section 4.1.2.2 or otherwise below.

4.1.2.2               The Loan Amount shall be repaid, or deemed repaid, as follows:

(i)                                     in any and all events (and regardless of whether there are then outstanding Loan Amounts), Buyers shall pay to AWA all Recoveries within ten (10) days following actual receipt thereof by API or any other Member of the Buyers' Group. Any such payments shall constitute payments of outstanding Loan Amounts or, if no Loan Amounts are then outstanding, prepayments in respect of future Loan Amounts;

(ii)                                  on March 15 of each year (or, by operation of Section 5.1.4 below, as soon as possible thereafter), Buyers shall repay any outstanding Loan Amount to the extent of the Tax Benefit Amount in respect of the prior calendar year; provided that, in lieu of making any such cash payment, Buyers may elect to permit AWA to reduce its next payment obligations to Buyers hereunder by such amount;

(iii)                               if upon final calculation of the Tax Benefit Amount for a calendar year the amount thereof is different than the amount utilized in the calculation described in (ii) above, the parties hereto shall make an appropriate reconciling payment, i.e. if the Tax Benefit Amount is greater than utilized, the Buyers shall pay such excess amount in cash to AWA (subject to the proviso at the end of subsection 4.1.2.2(ii) above); and if the Tax Benefit Amount is less than utilized, AWA shall pay such lesser amount in cash to Buyers; and

(iv)                              the outstanding Loan Amount in respect of each year shall be deemed repaid, and Buyers shall have no further obligations in respect thereof, after giving effect to the repayments set forth in (i) through (iii) above. Any amounts deemed repaid, as aforesaid, shall therefore be treated as Aggregate Indemnification Payments in accordance herewith, i.e. to the extent of the original Loan Amount for such year reduced by the payments made in respect of Recoveries and the Tax Benefit Amount.

4.1.3                        In recognition of Buyers' obligations under the PDC Agreement and of the fact that API shall be responsible in the first instance to satisfy the Indemnified Excess Costs, Buyers hereby direct AWA to make all payments hereunder directly to the applicable obligee or, if applicable, to API; provided, however, that such direct payments shall nonetheless be treated as a matter of law as being in satisfaction of AWA's obligations hereunder.

4.2                                 At any time that (i) an Insolvency Event has occurred with respect to Buyers, API or any other Member of the Buyers' Group or (ii) Buyers, API or any other Member of the Buyers' Group have failed to pay or satisfy any portion of the API Excess Costs when due, and such failure shall have continued for thirty (30) days after written notice thereof shall have been given by AWA to the defaulting party; (provided that such notice and cure period shall not apply if any such extended period would have a material adverse effect on AWA; and further provided that Buyers' failure to make any indemnification payment to API or AWA by reason of AWA's failure to make an indemnification payment to Buyers pursuant to this Agreement shall not be deemed to be a default hereunder), the following shall thereafter apply:

4.2.1                        AWA shall be entitled, in lieu of the procedures set forth in Section 4.1, to make payments as otherwise determined in accordance with Section 4.1.1.2 equal to the amount of Indemnified Excess Costs, net of AWA's good faith estimate of the Tax Benefit Amount and Recoveries to be obtained by API or another Member of Buyers' Group relating to such Indemnified Excess Costs. Any such payment shall be deemed to constitute a Loan hereunder and the amount thereof shall constitute a portion of the Loan Amount; provided that in such case any Tax Benefit Amount or Recoveries, when received, relating to such Indemnified Excess Costs up to the amount of such estimate thereof shall be the property of Buyers. If, upon final determination of Tax Benefit Amount and Recoveries, the amount paid by AWA pursuant to Section 4.1.3 on account of Indemnified Excess Costs is inaccurate, then, as applicable, either (x) AWA shall pay Buyers in cash the amount of any deficiency or (y) Buyers shall pay AWA in cash the amount of any overpayment, (subject to the proviso at the end of Section 4.1.2.2(ii)).

4.2.2                        In any event, and without affecting the limitations set forth in the definition of Indemnified Excess Costs as set forth in the PDC Agreement applicable upon an Insolvency Event, AWA's indemnification obligations hereunder, and its obligation to make Loans hereunder, shall not in any year exceed the amount of Indemnified Excess Costs for which the Buyers and/or API would have become responsible in that year absent such Insolvency Event. For the avoidance of doubt, therefore, if by reason of an Insolvency Event, the obligations of the Buyers and/or API in respect of Indemnified Excess Costs are accelerated, liquidated or otherwise established at a specific sum representing, for example, the then current value of the future obligations, AWA's responsibility hereunder shall not apply to such liquidated amount, but instead shall be limited such that AWA's obligations hereunder shall be calculated and paid each year on the basis of the Indemnified Excess Costs that would have been paid by API during that year had there been no such acceleration or liquidation.

4.2.3                        For the purposes hereof, an "Insolvency Event" shall occur in relation to a person if:

(i)                                     it admits in writing its inability to pay its debts as they fall due;

(ii)                                  it voluntarily commences an action for its liquidation or winding up otherwise than purely for the purposes of a solvent reconstruction or amalgamation;

(iii)                               it consents to the appointment of a receiver (including an administrative receiver or receiver and manager) over the whole or any material part of its assets or undertaking, or, after a 60 day period, is unable to discharge or stay an involuntary action for such appointment;

(iv)                              it makes a general assignment for the benefit of its creditors;

(v)                                 a voluntary or involuntary petition has been filed by or against it pursuant to any bankruptcy or insolvency law (as from time to time amended, re- enacted or replaced); provided, however, that in the case of an involuntary petition, such petition is not discharged or stayed within 60 days after its filing; or

(vi)                              any matter similar or analogous to any of those described above occurs in relation to it under the laws of any relevant jurisdiction.

4.3                                 The Aggregate Indemnification Payments made by AWA pursuant to this Section 4, after giving effect to the Tax Benefit Amount and Recoveries, if applicable, shall constitute reductions to the Purchase Price paid by Buyers in respect of the API Purchase.

4.4                                 Buyers and API acknowledge that AWA's combined maximum aggregate liability to Buyers and API hereunder or otherwise in respect of Excess Costs shall not exceed the Excess Costs paid (or otherwise incurred) by API, Buyers or any other Members of the Buyers' Group and constituting Indemnified Excess Costs, net of any Recoveries and any Tax Benefit Amounts.

4.5                                 Notwithstanding any provision of this Agreement to the contrary, AWA is not assuming any liability of Buyers or API to third parties in respect of Excess Costs pursuant to this Agreement; instead AWA is only indemnifying Buyers or any other Member of the Buyers' Group in respect thereof. Further, no person or entity, other than the parties to this Agreement and the other Members of the Buyers' Group, shall have any rights or obligations under or by reason of this Agreement, including but not limited to any third party beneficiary rights, nor any right of direct action to enforce this Agreement.

4.6                                 Further, for purposes of determining whether Buyers have satisfied the First Tier Indemnification Amount (and the point at which API becomes responsible for the API Excess Costs), the Indemnified Excess Costs shall be deemed to include (i) any payments made by AWA which would have constituted Excess Costs if they had been incurred by API or would have been subject to indemnification hereunder if incurred by Buyers, and (ii) all Costs and Expenses incurred by AWA.

5.                                       TAX BENEFITS; RECOVERIES

5.1                                 Buyers and API hereby agree that they shall use their best efforts to seek and obtain Relief on account of the payment of Excess Costs or, as the case may be, indemnification payments by Buyers to API, in any such case for the benefit of any Member of the Buyers' Group, as expeditiously and as diligently as practicable. If, and to the extent any Member of the Buyers' Group obtains any such Relief, the amount thereof shall be a deduction from AWA's indemnification obligations (i.e. as a Tax Benefit Amount, as set forth in Section 2.1(i) above).

5.1.1                        For the purposes hereof,

5.1.1.1               the "Tax Benefit Amount" shall mean the actual benefit, stated in dollars, obtained by any Member of the Buyers' Group on account of Relief. For the purposes of calculating the Tax Benefit Amount, (i) the applicable Relief shall be determined by reference to the average Tax rates applicable to such Member of the Buyers' Group in the year in which such determination is being made, (ii) such calculation shall be based upon claims for Relief made against Tax either by way of deduction against taxable profits or otherwise, i.e. when Tax would otherwise have become payable but for Relief, and (iii) the Tax Benefit Amount shall be reduced by any Tax (also determined based upon the average rates of such Member of the Buyers' Group) arising by reason of the deemed repayment or satisfaction of a Loan or otherwise by reason of the structure of the arrangement set forth herein; and if the Tax calculated pursuant to the subsection (iii) exceeds the Tax Benefit Amount, the amount of such excess shall be paid in cash by AWA to Buyers.

5.1.1.2               the Buyers shall provide AWA with copies of all tax returns (and underlying work papers in connection therewith) reflecting the calculation of the Tax Benefit Amount. Upon AWA's request, the Buyers shall provide AWA with access to all such information and to those professional advisers who assisted in the preparation thereof; provided, however, the disclosure of such tax returns and other information to AWA shall be subject to the terms of Section 9.2 of the Purchase Agreement.

5.1.2                        In the event Buyers or API fail to comply fully with their obligations under this Section 5.1 (and in accordance with Section 5.1.4 below) to claim Relief or fail to utilize such Relief as soon as practical and otherwise as aforesaid, Buyers shall be obligated to repay in cash (subject to the proviso at the end of Section 4.1.2.2(ii)), at the time when a Tax Benefit Amount would otherwise have been paid pursuant to Section 4.1.2.2, that portion of the Loan Amount equal to the aggregate Tax Benefit Amount that would have been realized by Buyers, API or any other Member of the Buyers' Group had it acted in accordance with its obligations under this Agreement.

5.1.3                        In the event that a Loan Amount is deemed repaid by reason of a Tax Benefit Amount (or cash is actually paid to AWA in respect of a Tax Benefit Amount) and the Internal Revenue Service or other Tax authority subsequently seeks to deny part or all of such Tax Benefit Amount or such Tax Benefit Amount is otherwise decreased by any such Tax authority, AWA shall immediately re-loan to Buyers the amount of any Tax and deficiency interest that is required to be paid by any Member of the Buyers' Group either (i) as a result of a settlement or the decision of an applicable Tax authority or judicial body following a determination not to pursue any appeal thereof, or (ii) to pursue the claim, either in a different forum, or to contest a state determination, or otherwise.

Any such re-loan shall be made immediately upon, or concurrently with, any such payment required to be made by any Member of the Buyers' Group. Any amount re-loaned pursuant to this Section 5.1.3 will be repaid in cash forthwith by Buyers to AWA (or applied against AWA's indemnification obligations hereunder) but only if and to the extent that the entitlement to a Tax Benefit Amount in respect of which an amount is re-loaned hereunder is finally established and a Tax Benefit Amount obtained, failing which such re-loaned sum will become part of the Aggregate Indemnification Amounts pursuant to Section 2 above and shall be deemed repaid in accordance with Section 4.1.2.2

5.1.4                        The following provisions shall apply in respect of the process under which Members of the Buyers' Group shall determine the extent to which they shall claim Relief with respect to each year.

5.1.4.1               On or before March 15 during each year API shall deliver to AWA written notice (the "Tax Relief Notice") setting forth the Relief that it intends to claim with respect to the prior year, and shall thereafter provide AWA with any further information that AWA requests that AWA deems relevant to its review of such Tax Relief Notice.

5.1.4.2               AWA shall provide API with written notice (the "Tax Relief Response Notice") within 30 days following delivery of the Tax Relief Notice, either approving or contesting the Tax Relief Notice; provided that such 30 day period shall be extended, as reasonably necessary, to give effect to requests for further information that are made by AWA pursuant to Section 5.1.4.1 AWA shall be deemed to have approved the Tax Relief Notice if it shall not deliver a timely Tax Relief Response Notice.

5.1.4.3               If AWA contests the Tax Relief Notice, as aforesaid, the parties shall resolve the resulting dispute in accordance with the provisions of Article 7 below; provided, however, (i) the arbitrator shall in all events be a firm of recognized national expertise in Tax matters, and (ii) the time frames set forth within Article 7 shall be accelerated, as necessary, in order to assure that the Members of the Buyers' Group comply with their Tax reporting requirements.

5.1.5                        The following further provisions shall apply in respect of the conduct of the Tax affairs of the Members of the Buyers' Group in order to give effect to the provisions of Section 5.1.

5.1.5.1               Buyers shall keep AWA or its designee for tax matters (its "Tax Designee") informed of the progress of the Tax affairs of Buyers and the Members of the Buyers' Group to the extent they are relevant to Relief claimed by Buyers or a Member of the Buyers' Group and will provide copies of all correspondence and transcripts or summaries of all meetings with the Internal Revenue Service or other Tax authority relevant to the Relief claimed subject to the terms of Section 9.2 of the Purchase Agreement. Without limiting the foregoing, Buyers shall promptly notify AWA or its Tax Designee in writing (a "Tax Notice") following receipt by any Member of the Buyers' Group of any notice of any proposed, pending or threatened Tax audit or examination of or assessment against any Member of the Buyers' Group relating to Relief claimed.

5.1.5.2               AWA or its Tax Designee shall have the right (but not the obligation) to represent Buyers and the other Members of the Buyers' Group in an examination, in an administrative appeal and/or in litigation in connection with any Tax

Notice or otherwise in any contest to the extent relating to Relief claimed (collectively, a "Tax Contest") and to employ counsel at AWA's expense for such purpose (and any such expense shall not be deemed be to an Aggregate Indemnification Payment hereunder). AWA or its Tax Designee may exercise this right by written notice to Buyers at any time following receipt of any Tax Notice relating to a Tax Contest. If, and following the date that, AWA exercises this right, (i) AWA or its Tax Designee shall have the unlimited right to control all aspects of any such Tax Contest, and (ii) Buyers and the other Members of the Buyers' Group shall be required to cooperate fully with AWA or its Tax Designee and its counsel, including the grant of all necessary powers of attorney.

5.1.5.3               The personnel of Buyers and the other Members of the Buyers' Group shall have the right of observation at Buyers' expense in any Tax Contest in which AWA or its Tax Designee exercises its rights to represent a Member of the Buyers' Group.

5.1.5.4               If AWA or its Tax Designee does not exercise, or until it exercises, its right to represent Buyers or another Member of the Buyers' Group in connection with a Tax Contest as aforesaid, Buyers and the other Members of the Buyers' Group shall consult with and take into account any reasonable submissions made by AWA or its Tax Designee in respect of such Tax Contest.

5.1.5.5               If AWA or its Tax Designee does not exercise, or until it exercises, its right to represent Buyers or another Member of the Buyers' Group as aforesaid, no settlement, compromise or agreement in respect of any Tax Contest or other disallowance of Relief in respect of Excess Costs shall be made without the consent of AWA or its Tax Designee, unless AWA or its Tax Designee fails to respond to a request for consent within thirty (30) days after the delivery thereof, in which case the matter may be settled without the consent of AWA or its Tax Designee.

5.1.5.6               Upon settlement, compromise or agreement in respect of any Tax Contest or other disallowance of Relief, or upon entry of decision in litigation from which no appeal is taken, and provided that the provisions of this Section 5.1.4 shall have been complied with, AWA shall indemnify, hold harmless and pay to Buyers and the other Members of the Buyers' Group in respect thereof pursuant to Section 2.2 hereof to the extent the amount thereof had not been re-loaned pursuant to Section 5.1.3 above

5.1.5.7               The Buyers may elect at any time to assume control over any Tax Contest that AWA had otherwise elected to control hereunder, in which case, as between AWA and the Buyers hereunder and irrespective of the actual conclusion to the Tax Contest, the applicable Relief will be deemed unchanged from that reflected by the Tax filings that are the subject of the audit, examination or assessment.

5.2                                 Buyers and API hereby agree that they shall use their best efforts to seek to minimize the amount of the Excess Costs and to seek to obtain Recoveries as soon as practicable for the benefit of AWA in accordance with the further provisions of this Section5.2; provided, however, that nothing contained in this introduction to Section 5.2 shall limit AWA's rights of control as set forth below.

5.2.1                        Buyers shall promptly notify AWA in writing (a "Claim Notice") following receipt by Buyers or any Member of the Buyers' Group of any written or oral actual or potential claim that could give rise to an Excess Cost or a Recovery. Buyers and API shall, at all times, keep AWA fully informed of all claims. Notwithstanding the foregoing, AWA's obligations hereunder shall not be limited by reason of Buyers' failure to comply with the requirements of this Section 5.2.1 except to the extent that such failure has an adverse effect on AWA (including by ultimately increasing the amount of such Excess Cost or reducing the amount of any Recovery).

5.2.2                        It is the intent of the parties that AWA shall have the exclusive right (but not the obligation) to carry out or direct, in the name and on behalf of the Members of the Buyers' Group, the defense of all claims and proceedings, whether presently existing or hereafter arising, that could potentially give rise to a claim for indemnification by API pursuant to the PDC Agreement or by Buyers hereunder ("Claims") and to carry out or direct all claims for Recoveries in connection therewith. Accordingly, (i) as between AWA and the Members of the Buyers' Group, AWA shall have the exclusive right to select counsel to conduct the defense of all such Claims and to pursue all such Recoveries at AWA's expense, and, subject to Section 5.2.4, shall have the exclusive right to direct the conduct and settlement thereof, (ii) Buyers and the other Members of the Buyers' Group shall cooperate fully with AWA or its designee and its counsel, including by granting all necessary powers of attorney, (iii) AWA shall have the right to require the Members of the Buyers' Group to do any of the foregoing in accordance with AWA's instructions, and (iv) Buyers and the other Members of the Buyers' Group shall not take any action, nor make any statement, regarding Claims or Recoveries unless directed to do so by AWA, or otherwise as consistent with strategies and policies previously approved by AWA.

5.2.3                        In furtherance of the foregoing, API shall, upon AWA's request, (i) appoint AWA's designee as the Authorization Administrator to act on behalf of API pursuant to the Settlement Agreement and to approve the incurrence and payment of all defense and other costs payable by API pursuant to the NCR Agreements and (ii) assign to AWA (or its designee(s)) all of API's rights to any or all Recoveries, whether under agreements with third parties, insurance contracts or otherwise; provided that if any such assignment jeopardizes API's rights to any such Recoveries or contravenes the express terms of any agreements, instruments or other arrangements providing API with a right to Recovery, API shall, to the extent reasonably practicable, take such alternative actions as may be required by AWA in order to obtain the equivalent result.

5.2.4                        AWA is hereby authorized to consent to a settlement of, or the entry of any judgment arising from, any Claim or in connection with any Recovery without the prior written consent of Buyers, Members of the Buyers' Group or API, where applicable, unless (a) such settlement or judgment would result in the payment by any Member of the Buyers' Group of $50,000 or more and such payment is not subject to indemnification hereunder or (b) any such settlement, compromise or judgment contains an admission of responsibility or liability by Buyers, API and/or any other Member of the Buyers' Group that (i) would result in the payment by any Member of the Buyers' Group of $50,000 or more and such payment would not be subject to indemnification hereunder, or (ii) if the Claim involves non-monetary damages or liability, would otherwise result in a material adverse effect on any Member of the Buyers' Group not covered by AWA's indemnity hereunder, in any which case (x) AWA shall consult with and give due consideration to API's position with respect to any such settlement or judgment, and (y) AWA will not complete such settlement without the prior written consent of API, which consent shall not be unreasonably withheld. Buyers, API and each other Member of the Buyers' Group shall, and shall cause each of its Affiliates, officers, employees, consultants and agents to, provide reasonable cooperation with AWA in the defense of all Claims and prosecution of Recoveries. If AWA does not exercise its rights of control set forth in Section 5.2.2 hereof, neither API, either Buyer or any other Member of the Buyers' Group shall make any waiver, settlement or admission or modify in any respect any oral or written agreement with NCR or any other person in respect of any Claim or any potential Recoveries without the express prior written approval of AWA, which approval shall not be unreasonably withheld.

5.2.5                        Without limiting the generality of the foregoing, neither API nor any other Member of the Buyers' Group shall:

5.2.5.1               take or fail to take any actions in contravention of written directives of AWA or in contravention of, or inconsistent with, strategies or polices previously established by AWA which in any such case could have the effect of (i) incurring or increasing the aggregate amount of Excess Costs, or (ii) diminishing potential Recoveries, or (iii) resulting in or expanding liabilities of API which could become Excess Costs under the PDC Agreement, without in any such case obtaining the prior approval of AWA; or

5.2.5.2               accept or assume any responsibility for Excess Costs, and shall not acknowledge responsibility therefor, by way of settlement or otherwise, without first obtaining the consent of AWA.

Any obligations voluntarily incurred or payments voluntarily made by API in contravention of this Section 5.2.5 shall not constitute "Excess Costs" for the purposes of this Agreement if (x) any such single obligation or payment involves more than $50,000 or (y) the aggregate of such obligations or payments exceed $500,000 or (z) any such obligation or payment otherwise results in a material detriment to the interests of AWA.

5.2.6                        API hereby agrees to, and Buyers shall ensure that API shall, use its reasonable best efforts to comply fully with the terms and conditions of any insurance policies or agreements with third parties which may provide for the payment of Excess Costs, and shall further comply with such reasonable written instructions as AWA or its designee may make relating to the foregoing.

5.2.7                        Buyers and API shall make its employees and consultants (including, without limitation, Doug Buth, Paul Karch, Dick Wehrel, Dennis Hultgren, Bill VanDenBrandt and Tami Van Straten as long as each is employed by API or its Affiliates) available to AWA upon reasonable request, whether in connection with its pursuit of Recoveries and Relief, the defense of Claims or other matters relating to the substance of this Agreement.

5.2.8                        The personnel of Buyers and other Members of the Buyers' Group ("Observing Buyers") shall have the right of observation at Buyers' expense in any Claim or Recovery in which AWA exercises its right of control herein so long as any such observation does not interfere with AWA's conduct of such Claim or Recovery; AWA shall use reasonable efforts to coordinate with the Observing Buyers the exercise of such observation rights and, if requested by Buyers, AWA shall keep Buyers appraised of the status of any such Claim or Recovery.

5.3                                 Neither API nor Buyers shall transfer or assign any interest of any kind or nature that either possesses in respect of the PDC Agreement without the prior written approval of AWA, and shall not consent to any amendment to, or waiver of rights under, or other modification of the rights or obligations or undertakings of any party under, the PDC Agreement. Buyers shall ensure that API fully performs its obligations under the PDC Agreement and shall seek to enforce its rights thereunder to the fullest extent permitted by law.

5.4                                 Notwithstanding anything contained herein to the contrary, if AWA shall fail to comply with its material obligations under this Agreement including, without limitation, those obligations set forth in Sections 2, 4.1 and 6.1, 7.1 and all subsections relating thereto within 45 days after having received notice of such failure (provided that such cure period shall be reduced to no less than 20 days if any such additional time would result in a material adverse effect to API, the Buyers or any other Member of the Buyers' Group), AWA's rights of control under this Section 5 shall be suspended until such time as it shall have remedied any such failure; and until such time Buyers shall have the right to retain control of the matters set forth herein, subject to AWA's rights of observation and to information disclosure as otherwise available to Buyers hereunder,

5.5                                 AWA hereby grants to PDC the right to set off against the Value Amount under the Deferred Payment (as each is defined in the Purchase Agreement) any obligations of AWA that are not satisfied when due (it being understood, however, that the within right of set-off shall not constitute Buyers' sole recourse against AWA in the case of any such failure).

6.                                       SECURITY

6.1                                 As assurances for AWA's obligations under this Agreement the following provisions shall apply:

6.1.1                        At a time when the sum of (a) the indemnification payments made by AWA hereunder, (b) all Costs and Expenses incurred by AWA, and (c) any other payments made by AWA which would have been indemnifiable hereunder if they had been incurred by API or Buyers (together, the "Fox River Payments"), is less than $75,000,000, if the consolidated "tangible net assets" of AWA and its subsidiaries and its share of joint ventures and associates ("tangible net assets" being "net assets," adjusted to remove "intangible assets," "deferred tax assets" and "deferred tax liabilities," in each case as calculated on the same basis and using the same methodology employed in the preparation of AWA's statutory accounts or, if such accounts are no longer prepared, on the basis that would be used in preparing such accounts in accordance with English law and UK GAAP) shall, as determined at the end of any fiscal quarter, have (i) remained below (Pounds) 500 million for two (2) consecutive fiscal quarters for any reason or (ii) fallen below (Pounds) 500 million in whole or in part as a result of (x) a sale of assets outside of the ordinary course of business, (y) a sale to a third party of stock or other ownership interests of any direct or indirect operating subsidiary of AWA or (z) any other discrete transaction outside the ordinary course of business, the following shall apply:

6.1.1.1               AWA shall deliver into escrow, pursuant to an Escrow Agreement substantially in the form of Exhibit A hereto with a mutually agreed upon commercial bank as escrow agent, an amount equal to the excess of (1) $75,000,000 over (2) the Fox River Payments made to the date on which the escrow deposit is required. Such escrow deposit shall be made immediately following the determination that such deposit is required to made pursuant hereto, but in any event not later than ten (10) days after delivery of a certification pursuant to Section 6.1.1.3 that reflects AWA's obligation to make such escrow deposit. Notwithstanding the foregoing, AWA shall have no obligation to make the payments into escrow required hereunder for so long as AWA is providing the Acceptable Protection Coverage described in Section 6.1.3. At such time that AWA shall no longer be providing the Excess Coverage, AWA shall be required, as a condition to the termination of such Excess Coverage, to deposit into escrow the amount which is required pursuant to Section 6.1.1.2;

6.1.1.2               The amount to be retained in escrow pursuant to Section 6.1.1.1 above shall at all times equal the excess of (1) $75,000,000 over (2) the sum of the Fox River Payments made to the applicable date. Accordingly, any amounts held in escrow pursuant to the Escrow Agreement which are greater than the amount of such required amount at any time shall promptly be distributed to AWA free of escrow;

6.1.1.3               For so long as AWA's obligations under this Section 6.1.1 above apply, AWA shall provide Buyers with a quarterly certificate, signed by an officer of AWA, by the 30th day of the month following each fiscal quarter, setting forth AWA's consolidated tangible net assets as of the last day of the previous fiscal quarter, as above; provided that AWA shall be required to provide Buyers with immediate written notice of any event described in Section 6.1.1(ii), and

6.1.2                        AWA shall keep and maintain, or cause to be kept and maintained, Acceptable Protection Coverage pursuant to which the specified amounts described in Schedule 6.1.2-1 hereof are available to satisfy Aggregate Indemnification Payments in the years set forth therein (the "Later Period Coverage"); provided, however, once the cumulative Fox River Payments made by AWA hereunder exceed $75,000,000, the annual amounts available for payment under the Later Period Coverage may from time to time be reduced in accordance with the formula attached hereto as Schedule 6.1.2-2; and provided, further, AWA need not obtain or maintain the Later Period Coverage for so long as the Excess Coverage remains in effect, it being understood that, at AWA's option, it may continue the Excess Coverage in place beyond the Base Debt Period.

6.1.3                        During the Base Debt Period, AWA shall keep and maintain, or cause to be kept and maintained, Acceptable Protection Coverage pursuant to which the specified amounts described in Schedule 6.1.3 hereof are available to satisfy Aggregate Indemnification Payments in the years set forth therein (the "Excess Coverage").

6.1.4                        During the Extended Debt Period, AWA shall keep and maintain, or cause to be kept and maintained, Acceptable Protection Coverage as follows:

6.1.4.1               On the first day of the Extended Debt Period, the Acceptable Protection Coverage must be equal to the lesser of (i) two (2) times the Excess Projected Amount, or (ii) $250 million reduced by the amount of Fox River Payments made to such date.

6.1.4.2               Thereafter during the Extended Debt Period, the Acceptable Protection Coverage must be equal at all times to the amount described in Section 6.1.4.1 above reduced by the amount of Fox River Payments made during the Extended Debt Period to the date of calculation.

6.1.5                        For the purposes of this Section 6, the following definitions shall apply:

6.1.5.1               "Acceptable Protection Coverage" means the credit enhancement in the form attached hereto as Schedule 6.1.5.1.

6.1.5.2               "Acquisition Debt" means all obligations, including, without limitation, principal, interest, fees, costs and expenses, payable by Members of the Buyers' Group under those debt facilities described on Schedule 6.1.5.2 hereof.

6.1.5.3               "Base Debt Period" means from the date hereof until the earliest to occur of (i) the later of (A) November 8, 2008 and (B) if, pursuant to Section 5 of the Appleton Papers Inc. Senior Subordinated Note issued on the date hereof(the "Closing Date High Yield Note"), API issues debt securities the proceeds of which are used to redeem such Closing Date High Yield Note (the "Substitute High Yield Note"), the seventh anniversary of the issuance date of such securities (such later date being the "Scheduled Base Period Expiration Date"), and (ii) the occurrence of a Change of Control, and (iii) the date on which the Acquisition Debt is in fact fully repaid other than through a Refinancing.

6.1.5.4               "Change of Control" means the occurrence of all of the following: (i) a change of control as defined in the Closing Date High Yield Note, (ii) full satisfaction of the repurchase and/or repayment obligations contained in the Acquisition Debt, including any notice, offer, repurchase or repayment obligations contained in the Closing Date High Yield Note or the Substitute High Yield Notes arising from such change of control, and (iii) the absence of the continuation of a default or event of default under any of the Acquisition Debt by reason of such change of control.

6.1.5.5               "Designated Debt Arbiter" means a firm of recognized national standing mutually acceptable to the Buyers and AWA with the necessary financial skills to make the determinations described in 6.1.5.9(i) below. In the event that the Buyers and AWA are unable to agree on the identity of such Designated Debt Arbiter, it shall be determined pursuant to Section 7.1 below.

6.1.5.6               "Designated Fox River Arbiter" means a firm of recognized standing mutually acceptable to the Buyers and AWA with the necessary skills and experience to make the determinations described in 6.1.5.9(iii) below. In the event that the Buyers and

AWA are unable to agree on the identity of such Designated Fox River Arbiter, it shall be determined pursuant to Section 7.1 below.

6.1.5.7               "Excess Projected Amount" means the sum of the remaining Aggregate Indemnification Payments during the entire Extended Debt Period as determined by the Designated Fox River Arbiter over (i) the aggregate amounts available in cash during the entire Extended Debt Period from the escrow described in Section 6.1 above, if any (determined on the basis of the required amount of escrow on the first day of the Extended Debt Period), and (ii) the Later Period Coverage.

6.1.5.8               "Extended Debt Period" means (a) subject to (b) below, the period following the Scheduled Base Period Expiration Date through November 8, 2011, and (b) if there exists an Extended Debt Period by reason of the existence of an Extended Debt Period Prerequisite set forth in Section 6.1.5.9(ii) below, the period following the Scheduled Base Period Expiration Date November 8, 2011; provided, however, that (i) in any and all events there shall be no Extended Debt Period unless the Extended Debt Period Prerequisites shall have been satisfied and (ii) the Extended Debt Period shall be terminated upon the occurrence of a Change of Control; and provided, further, that there shall automatically be an Extended Debt Period if AWA does not invoke the provisions of Section 6.1.6.1. If AWA does invoke the provisions of Section 6.1.6.1, there shall be an Extended Debt Period if it shall be determined pursuant to Section 6.1.6 that the Extended Debt Period Prerequisites shall have been met.

6.1.5.9               "Extended Debt Period Prerequisites" means that the Acquisition Debt shall not have been repaid in full (other than through a Refinancing), and any one or more of the following shall have occurred:

(i)                                     A Designated Debt Arbiter shall not have determined that API and its Subsidiaries will have sufficient internal cash (i.e. not obtained through financings (other than normal course equipment or real estate financings or normal course working capital financings, in any such case in respect of existing loan facilities; provided that the proceeds of such working capital financings may not be applied to repay the Acquisition Debt) and after giving effect to required operating requirements and planned payments and expenditures) to be able to repay the Acquisition Debt prior to the Scheduled Base Period Expiration Date; provided, however, if the Designated Debt Arbiter does make a determination that there exists such sufficient internal cash, the Extended Debt Period Prerequisite shall nonetheless be deemed to have occurred pursuant to this subsection (i) unless within thirty (30) days following such determination either (x) the Acquisition Debt is repaid in full or (y) an amount equal to the then outstanding Acquisition Debt shall have been irrevocably deposited for payment on the due date thereof; or

(ii)                                  AWA shall have committed a payment default hereunder in excess of $1 million prior to the Scheduled Base Period Expiration Date and shall not have cured such default within 60 days following written notice thereof; provided that such cure period shall be reduced to no less than 30 days if any such additional time would result in a material adverse effect on API, the Buyers or any other Member of the Buyers' Group; or

(iii)                               the Designated Fox River Arbiter has determined that there is an Excess Projected Amount.

6.1.5.10         "Refinancing" means that the Acquisition Debt shall have been repaid in whole or in part through borrowings other than from the original holders of the Acquisition Debt.

6.1.6                        In order to allow the determinations to be made pursuant to Section 6.1.5.9(i) and (iii)above, the following shall apply:

6.1.6.1               If AWA wishes to request a determination as to the requirement for an Extended Debt Period by requesting determinations pursuant to Sections 6.1.5.9(i) it must give notice thereof to the Buyers in writing not later than that date which is 365 days prior to the Scheduled Base Period Expiration Date.

6.1.6.2               The Designated Debt Arbiter and the Designated Fox River Arbiter, respectively, shall be identified, including if necessary by an acceleration of the procedures described in Section 7 below not later than the dates which are 180 days and 270 days, respectively, prior to the Scheduled Base Period Expiration Date.

6.1.6.3               Buyers and AWA shall provide the Designated Debt Arbiter and the Designated Fox River Arbiter with such information and further assistance as each may require in order to make its required determinations, but subject in all cases to such limitations as may be deemed reasonably necessary by Buyers or AWA in order to satisfy requirements for confidentiality.

6.1.6.4               The Designated Debt Arbiter and the Designated Fox River Arbiter shall be directed to make their final determinations not later than the date which is 30 days prior to the Scheduled Base Period Expiration Date.

6.1.6.5               The determinations of the Designated Debt Arbiter and the Designated Fox River Arbiter shall be binding and enforceable on the Buyers and AWA.

6.1.6.6               The cost of the Designated Debt Arbiter and the Designated Fox River Arbiter shall be borne equally by the Buyers, on the one hand, and AWA, on the other hand.

6.2                                 As security for its obligations under this Agreement, API and Buyers shall execute and deliver a Security Agreement (the "Security Agreement") substantially in the form of Exhibit B hereto, pursuant to which API and Buyers shall grant AWA a continuing security interest in the Recoveries and the proceeds thereof and Buyers' rights under the PDC Agreement.

7.                                       DISPUTES; ARBITRATION

7.1                                 Buyers and API, on the one hand, and AWA, on the other hand, shall attempt in good faith to resolve any dispute or difference between or among the parties arising out of or relating to this Agreement promptly by negotiation between executives of the relevant parties who have authority to settle the controversy within fifteen (15) days after delivery of a notice of a dispute by one or more parties to the others. All negotiations pursuant to this Section 7.1 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

7.2                                 Any dispute or difference between or among the parties arising out of or relating to this Agreement which has not been resolved by negotiation pursuant to Section 7.1 shall be settled by arbitration in accordance with the CPR Rules for Non Administered Arbitration in effect on the date of this Agreement, by a mutually acceptable single arbitrator designated by the respective parties. If the parties are unable to agree on an arbitrator within fifteen (15) days following the expiration of the negotiation period described in Section 7.1 an arbitrator shall be selected by the Center for Public Resources pursuant to the procedures set forth in its Rule 6.4.b or by such other procedures as the parties may elect. In order to expedite the process of selecting an arbitrator, the parties shall use their best efforts to agree upon a standby arbitrator and an alternate within thirty (30) days following the effective date of this Agreement, and within thirty (30) days following the resignation or inability of any such standby arbitrator or alternate to serve. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.(S)(S)1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitration shall be governed by the law of the State of New York. The arbitrator is not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages less a statute requires that compensatory damages be increased in a specified manner. Following the final arbitration hearings, which shall be completed within thirty (30) days following the later of (i) the designation of the arbitrator and (ii) the expiration of the negotiation period described in Section 7.1 unless otherwise mutually agreed by the parties to the dispute, the arbitrator shall promptly deliver a written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each party agrees that any decision of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with a decision of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this Section 7.2 by bringing suit in any court of competent jurisdiction.

7.3                                 All reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to Section 7.2 or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in Section 7.2 or seeking to enforce any order or award of any arbitration commenced pursuant to this Section 7.2 may be assessed (in whole or in part) against the party or parties that do not prevail in such arbitration in such manner as the arbitrator or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances. All costs and expenses attributable to the arbitrator shall be allocated among the parties to the arbitration in such manner as the arbitrator shall determine to be appropriate under the circumstances.

7.4                                 The parties hereto shall take all required steps in order to avoid any inconsistencies between the resolutions of disputes hereunder and resolutions of disputes under the PDC Agreement including, without limitation, the consolidation of any dispute resolution procedures. Notwithstanding anything to the contrary in this Agreement or in the PDC Agreement, AWA shall not be bound, nor shall its rights and obligations under this Agreement be determined, by any arbitration or judicial proceeding conducted pursuant to the PDC Agreement unless either (i) AWA is a party to such proceeding, or (ii) such proceeding has been consolidated with such a proceeding hereunder.

7.5                                 In the event any party fails to make a payment when due hereunder, interest shall thereafter accrue on the amount due until paid at the rate of ten percent (10%) per annum.

8.                                       ACCESS TO INFORMATION; SETOFF

8.1                                 Buyers and API hereby agree to provide AWA or its designee with unlimited access, upon request and during normal business hours, to all of their books and records relating to the matters giving rise to Excess Costs and any information that might reasonably be thought relevant to Excess Costs and Recoveries in order to permit AWA or its designee to confirm the amount of Aggregate Indemnification Payments and Buyers' rights thereto and to permit AWA or its designees to properly manage Excess Costs and Recoveries.

8.2                                 In the event that it is determined that, for any reason, AWA has made payments to Buyers in excess of amounts ultimately determined to be owing hereunder, AWA shall have the right to set-off any such excess payments against amounts subsequently owing from it to Buyers hereunder or otherwise.

9.                                       API GUARANTEE; RIGHTS OF API

9.1                                 API hereby unconditionally and absolutely guarantees to AWA the prompt and full payment and performance of all covenants, agreements and other obligations of Buyers hereunder. The foregoing guarantee shall be direct, absolute, irrevocable and unconditional and shall not be impaired irrespective of any modification, release, supplement, extension or other change in the terms of all or any of the obligations of Buyers hereunder or for any other reason whatsoever. API hereby waives any requirement of promptness, diligence or notice with respect to the foregoing guaranty and any requirement that Buyers exhaust any right or take any action against Buyers in respect of any of their obligations hereunder.

9.2                                 AWA hereby agrees, on behalf of itself and its Affiliates, successors and assigns, that it will not claim or assert that the PDC Agreement is not enforceable, valid or binding on any of the parties thereto, and hereby waives any right it has now or may have in the future, to make any claim or assertion, whether at law or in equity, with respect to such enforceability, validity or binding effect. The parties hereto acknowledge and agree that this Agreement and the indemnity obligations of AWA hereunder have the effect of benefiting API, the Buyers, and the other Members of the Buyers' Group and no claim shall be made or defense asserted by AWA which would have the effect of denying API the benefits of this Agreement or the PDC Agreement; provided nothing contained herein is intended to expand AWA's obligations beyond those explicitly set forth herein or to deny AWA any other rights or defenses to which it is entitled hereunder.

10.                                 ASSIGNMENT AND SUCCESSION

10.1                           Subject to 10.3 this Agreement may not be amended, modified or assigned except as agreed in writing by the parties hereto.

10.2                           This Agreement shall bind API's, Buyers' and AWA's successors and assigns.

10.3                           Notwithstanding the foregoing, API and the Buyers (in respect of themselves and on behalf of all other Members of the Buyers' Group) and AWA hereby agree that AWA shall be entitled to enter into the Assignment and Assumption Deed attached hereto as Exhibit C (the "Deed"); and to hold the benefits under clause 3(a) of such Deed and to receive any payments made by Arjo Wiggins Appleton (Bermuda) Limited on account of the Assumed Liabilities described in clause 1(a)(i) of such Deed in trust for the benefit of the Buyers, API, and, where applicable, any other Members of the Buyers' Group and will promptly remit such amounts to the Buyers, API and, where applicable, any other Members of the Buyers' Group pursuant to the terms hereof, and that such entry into the Deed by AWA shall not constitute a breach of Section 10.1.  For avoidance of doubt any payment received by the Buyers, API and/or the other Members of the Buyers' Group from Arjo Wiggins Appleton (Bermuda) Limited pursuant to the terms of the Deed shall be treated as reducing the corresponding amount owed by AWA to the Buyers, API and/or the other Members of the Buyers' Group under this Agreement.

11.                                 GOVERNING LAW; CONSENT TO JURISDICTION

THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. FOR THE LIMITED PURPOSE OF ENFORCEMENT OF AN ARBITRAL JUDGMENT IN ACCORDANCE WITH SECTION 7.2 EACH OF THE

PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN THE COURTS OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.                                 NOTICES

12.1                           All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, and,

If to either Buyer:

Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, WI 54912-0359
Facsimile: (920) 991-7256

Attention: Paul Karch,
Vice President, Law and
Public Affairs and
General Counsel

with copies to:

Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, WI 53202
Facsimile: (414) 273-5198
Attention: Christopher B. Noyes

State Street Bank and Trust Company
Trustee of the ESOP Component of the
Appleton Papers Retirement Saving Plan
Two International Place
Boston, MA 02110
Facsimile: (617)
Attention: Kelly G. Driscoll

Jones Day Reavis & Pogue
77 West Wacker
Suite 3500
Chicago, IL 60601-1692
Facsimile: (312) 782-8585
Attention: Ronald S. Rizzo

If to Seller Parent or either Seller:

Arjo Wiggins Appleton p.l.c.
St. Clement House
Alencon Link
Basingstoke
Hampshire RG21
ENGLAND
Facsimile: 011-44-1256-796075
Attention: Company Secretary

and

Arjo Wiggins
Washington Plaza
29 Rue de Berri
75408 Paris
Cedex 08
FRANCE
Facsimile: 011-33-1-5669-3963
Attention: Director of Legal Services

with a copy to:

McDermott, Will & Emery
50 Rockefeller Plaza
New York, NY 10020
Facsimile:  212-547-5444
Attention:  C. David Goldman

or to such other address as any such party shall designate by written notice to the other parties hereto.

12.2                           Without limiting the generality of Section 12.1 PDC, New Appleton and API hereby agree that any notices given or received by the party identified above on behalf of them shall be deemed given and received by each of them and that, pursuant thereto, AWA may rely upon the applicability of any such notice as being binding upon, and applicable to each of them.

13.                                 PRESERVATION OF CONFIDENCES/PRIVILEGES

AWA, Buyers and API shall use their reasonable best efforts to take all reasonable actions necessary to preserve all available privileges and protections and to ensure against disclosure of information to third parties when undertaking the coordination of legal activities covered by this Agreement, including, where appropriate, entering in to joint defense agreements; provided, however, that nothing contained herein shall limit AWA's rights and entitlements hereunder.

14.                                 BUYER�S RESPONSIBILITY FOR OTHERS

This Agreement purports on many occasions to impose specified obligations on Members of the Buyers' Group (other than the Buyers and API) even though such other Members of the Buyers' Group are not parties hereto. In recognition thereof, Buyers and API hereby agree (i) they shall be responsible for causing the other Members of the Buyers' Group to comply with any such obligations, and (ii)  they shall be responsible for any failure by the other Members of the Buyers' Group to so comply.

IN WITNESS WHEREOF, the parties have caused this Environmental Indemnity Agreement to be duly executed as of the date first above written.

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Doug Buth
Name: Douglas P. Buth
Title: President and Chief Executive Officer

NEW APPLETON LLC

By:	/s/ Doug Buth
Name: Douglas P. Buth
Title: President of Paperweight Development Corp., sole member of New Appleton LLC

APPLETON PAPERS, INC.

By:	/s/ Paul Karch
Name: Paul Karch
Title: Vice President

ARJO WIGGINS APPLETON p.l.c.

By:	/s/ Luca Paveri-Fontana
Name: Luca Paveri-Fontana
Title: Director

Schedule 6.1.2-1

Acceptable Protection Coverage Amounts

1.                                       SCHEDULE OF CUMULATIVE LIMITS:

Annual Period beginning November 9	Reduced Cumulative Limits
2001	0
2002	0
2003	0
2004	0
2005	0
2006	0
2007	0
2008	0
2009	974,542
2010	3,896,702
2011	6,881,895
2012	9,125,116
2013	16,287,666
2014	23,527,511
2015	34,453,450
2016	44,718,431
2017	51,807,787
2018	57,709,883
2019	63,704,440
2020	76,385,890
2021	88,220,707
2022	100,440,156
2023	113,056,736
2024	126,083,355
2025	139,533,340
2026	153,420,449
2027	167,000,000

Schedule 6.1.2-2

Late Period Coverage Reduction Formula

1.                                       If AWA elects to obtain and maintain the Later Period Coverage, i.e. in lieu of the Excess Coverage (a "Conversion"), and the aggregate indemnification payments made hereunder by (or on behalf of) AWA prior to such Conversion exceed $75m, each of the annual amounts available for payment under the Later Period Coverage may be reduced by (X-75million)/167 million, expressed as a percentage, where "X" is the aggregate amount of indemnification payments made hereunder by (or on behalf of) AWA prior to the Conversion.

Schedule 6.1.3

Excess Coverage

1.                                       Excess Coverage is $250,000,000

Schedule 6.1.5.1

Acceptable Protection Coverage

COMMERCE & INDUSTRY INSURANCE COMPANY

Arjo Wiggins Appleton (Bermuda) Limited

Indemnity Claim Insurance

Policy no: 529 5316

Words and phrases that appear in bold herein have the meanings set forth in SECTION IV - DEFINITIONS. When the context so indicates or so requires, each defined word or phrase stated in the singular includes the plural and each defined word or phrase stated in the plural includes the singular.

SECTION I - INSURING AGREEMENTS

Subject to the terms and conditions of this policy, the Insurer will pay:

1.                                       on behalf of the Policyholder, during the Period of Insurance, any and all Ultimate Net Loss in excess of the Self-Insured Retention. The total amount the Insurer will pay for Ultimate Net Loss is limited as described in SECTION II - LIMIT OF INSURANCE.

2.                                       to the Policyholder, upon election of "Reduced Cumulative Limits" pursuant to CONDITION 7 - ELECTION OF CUMULATIVE LIMITS, the amount therein specified.

SECTION II - LIMIT OF INSURANCE

1.                                       The Limit of Insurance is the maximum in the aggregate the Insurer will pay for Ultimate Net Loss, in accordance with CONDITION 7 - ELECTION OF CUMULATIVE LIMITS.

2.                                       For each Annual Period and until commutation or exhaustion of the Limit of Insurance, the amount of Ultimate Net Loss payable by the Insurer shall not exceed the corresponding Cumulative Limit shown in Endorsement 1.

3.                                       If the Ultimate Net Loss exceeds the Cumulative Limit during any Annual Period, such excess shall be carded forward to subsequent Annual Periods until paid by the Insurer, subject to the Limit of Insurance.

SECTION III - CONDITIONS

1.                                       Premium Payment Terms

The Premium shall be due and payable on November 9, 2001.

If the Policyholder fails to pay the Premium in full and by such date, this policy shall not come into effect and shall not in any way bind the Insurer.

The Insurer shall acknowledge receipt of the Premium in writing.

2.                                       Policyholder's Handling of Indemnity Claims

a.                                       The Policyholder shall have full, exclusive and absolute authority, discretion and control over the administration, defense and disposition (including but not limited to settlement) of all Indemnity Claims, with the exception of the appointment of one or more Project Managers, which shall be handled as specified in the definition of "Project Manager." Such authority, discretion and control shall be exercised in a businesslike manner in the spirit of good faith and fair dealing, having regard to the legitimate interests of the parties to this policy.

b.                                      The Policyholder agrees to provide or cause to be provided to the Insurer Invoice Approval Packages for Indemnity Claims.

c.                                       During the Period of Insurance, the Insurer has the right to reasonably audit or inspect and, if appropriate, to copy at its own expense, the books, records, documents and control systems of the Policyholder and its Project Manager that relate to the subject matter of this policy. The Policyholder shall ensure that each Project Manager provides the Insurer with such information and copies of documents as the Insurer may reasonably require from time to time.

d.                                      The Policyholder will make no Indemnity Claim under this policy after the Period of Insurance.

3.                                       Payment of Indemnity Claims

a.                                       The parties agree that with regard to the payment of Indemnity Claims, time is of the essence.

b.                                      Within fifteen (15) days of receipt of an Invoice Approval Package, the Insurer shall pay on behalf of the Policyholder the Indemnity Claims reported therein, subject to SECTION II - LIMIT OF INSURANCE.

c.                                       Subject to the Cumulative Limits, the Insurer shall not withhold payment of reported Indemnity Claims, or any portion thereof, for any reason including breach by the Policyholder of its obligations hereunder. The Insurer's payment of reported Indemnity Claims shall not, however, constitute a waiver of its rights to dispute such payment, in whole or in part, as provided in CONDITION 4 -ANNUAL ACCOUNTING, including its right to dispute whether such reported costs constitute Indemnity Claims.

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d.                                      The Insurer's payment of Indemnity Claims pursuant to subparagraph b, above, shall be credited against Daily Balance One, Daily Balance Two, or Daily Balance Three in the following order of priority:

1.                                       All Indemnity Claims will be paid from Daily Balance One until such time, if ever, as Daily Balance One equals zero.

2.                                       Thereafter, all Indemnity Claims will be paid from Daily Balance Two until such time, if ever, as Daily Balance Two equals zero.

3.                                       Thereafter, all Indemnity Claims will be paid from Daily Balance Three until such time, if ever, as Daily Balance Three equals zero.

e.                                       Nothing in subparagraph d, above, shall be construed as reducing or limiting the Limit of Insurance or the Cumulative Limits available under the policy, or the Insurer's obligations hereunder.

4.                                       Annual Accounting

a.                                       On the Annual Accounting Date, the Policyholder shall provide the Insurer with a written report, summarizing the Indemnity Claims the Insurer has paid during the Annual Period ending one month prior to the Annual Accounting Date. Such report shall be substantially in the form shown in Attachment A.

b.                                      Within thirty (30) days of receipt of such report, the Insurer shall notify the Policyholder of any amount it disputes as Ultimate Net Loss.

c.                                       The parties shall use best efforts in good faith to resolve any dispute raised under subparagraph 4.b above as soon as reasonably practicable. The parties agree that such efforts shall not include the termination, cancellation or modification of this policy or the reduction of the Limits of Insurance or Cumulative Limits.

d.                                      If a dispute has not been resolved within thirty (30) days of the Insurer's notice under subparagraph 4.b above, the Insurer may submit the dispute to arbitration under CONDITION 5 - ARBITRATION.

e.                                       Except in the instance of fraud, Ultimate Net Loss shall be fixed and can no longer be disputed, if:

1.                                       not disputed within thirty (30) days pursuant to subparagraph 4.b above; or

2.                                       if so disputed, resolved as a result of good faith efforts pursuant to subparagraph 4.c above; or

3.                                       if not so resolved, determined pursuant to arbitration as described in subparagraph 4.d above.

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5.                                       Arbitration

Any dispute, controversy or claim arising out of or relating to this policy or the breach, termination or invalidity hereof shall be finally and fully determined by a binding arbitration, commenced no more frequently than annually. Such arbitration shall be fully resolved no more than sixty (60) days after submission of the dispute to arbitration. The parties agree that they will adhere to the Convention on the Recognition and Enforcement of Foreign Arbitral Awards. The parties further expressly agree to be bound by the results of the arbitration and not to contest any award thereunder in any court of law.

Arbitration pursuant to this section shall be conducted in accordance with Attachment B, except as otherwise agreed in writing by the parties. The parties further agree that awards under these arbitration provisions shall not include termination, cancellation or modification of this policy or the reduction of the Limits of Insurance or Cumulative Limits.

6.                                       Commutation by the Policyholder

On the fifth and subsequent anniversaries of the Inception Date, the Policyholder may elect to commute this contract. Such election shall be in writing, in a form substantially identical to the form attached hereto as Attachment C. If the Policyholder so elects, the Insurer will pay the Policyholder an amount equal to 100% of the Commutation Amount in return for a complete release of liability under this contract, whether known or unknown. Such release shall be substantially identical to the form attached hereto as Attachment D.

7.                                       Election of Cumulative Limits

a.                                       Attached hereto as Endorsement 1 is a list of two cumulative limits.  Upon inception, the Limit of Insurance shall be two hundred fifty million dollars ($250,000,000), with those cumulative limits listed as "Initial Cumulative Limits."

b.                                      The Policyholder shall have the right, in its sole discretion, later to elect "Reduced Cumulative Limits," in a writing substantially identical to the form attached hereto as Attachment E. The Policyholder shall have this right only when Daily Balance Two is greater than zero. The Policyholder's election under this paragraph will reduce the Limit of Insurance. Such election shall constitute a claim by the Policyholder pursuant to SECTION I - INSURING AGREEMENT, P. 2. Within fifteen (15) days of such claim, the Insurer shall pay the Policyholder the sum of Daily Balance One (if any) plus Daily Balance Two (if any).

c.                                       Upon any election under this CONDITION 7 - ELECTION OF CUMULATIVE LIMITS, the Insurer shall endorse the policy to specify which limits are operable.

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8.                                       Confidentiality

The parties shall treat, and shall cause each of their respective agents, representatives and employees to treat as confidential all information exchanged hereunder.

9.                                       Right to Insure the Self-Insured Retention

All or any part of the Self-Insured Retention may be insured, without prejudice to or invalidation of coverage under this policy. Any part of the Self-Insured Retention actually funded by such insurance, whether such Insurance was obtained on, before, or after the Inception Date shall be part of, and not in addition to, the Self-Insured Retention. Insolvency of any insurer of the Self-Insured Retention shall not reduce the Self-Insured Retention.

10.                                 Insolvency

The insolvency of the Policyholder or any other person whatsoever and any act or omission of any receiver, conservator, liquidator, trustee, rehabilitator, administrator or similar person administering the Policyholder's estate will not relieve, delay, increase, accelerate, decrease, or decelerate the Insurer's obligation under this policy.

11.                                 Other Insurance

The existence of other insurance that covers Indemnity Claims, whether or not valid or collectible, shall not cause any increase, acceleration, relief, delay, decrease, or deceleration of payment by the Insurer.

If other insurance is available to pay Indemnity Claims other than insurance that is specifically in excess of this policy, the insurance provided by this policy, in the Policyholder's sole discretion, shall be excess of and shall not contribute with such other insurance.

12.                                 Arm's Length

The Insurer and Policyholder agree that this policy was jointly drafted after arm's length negotiations. The purpose of the policy is to provide coverage for Ultimate Net Loss in accordance with the policy's terms and conditions. All provisions of the policy will be construed to give effect to that purpose.

13.                                 Choice of Law

This policy and any arbitration hereunder shall be governed by, construed, and applied pursuant to the law of Wisconsin.

14.                                 Recoveries

The Policyholder shall have the sole and exclusive right, but not the obligation, to recover from any person or organization all or part of any payment made by it or others on its behalf, or payable by it or by others on its behalf in respect of Indemnity Claims.

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15.                                 Transferability

This policy and all of the rights, powers, or obligations (other than the payment of Premium) of the Policyholder under it may be transferred or assigned to an entity controlling, controlled by, or under common control with the Policyholder. The Policyholder will notify the Insurer of such transfer in a writing substantially identical to the form attached hereto as Attachment F. In no event will such transfer or assignment increase or decrease the Limit of Insurance hereunder or increase, accelerate, relieve, decrease, or decelerate the Insurer's obligations hereunder.

16.                                 Currency

The Limit of Insurance, Commutation Amount, Cumulative Limits, Daily Balance One, Daily Balance Two, Daily Balance Three, Premium, Self-insured Retention, and Ultimate Net Loss and under this policy are expressed and shall be paid in United States Dollars.

17.                                 Endorsement

This policy may be amended only by written agreement between the Policyholder and the Insurer. The Policyholder's agreement shall be substantially identical to the form attached hereto as Attachment G.

18.                                 Notice

a.                                       Any notice or other information required or authorized by this policy to be given by either party to the other may be given by:

i.                                          delivery by hand; or

ii.                                       sending it by prepaid recorded or registered post (or equivalent) air mail if international; to the Policyholder at: to the Insurer at:

AWA Group Services SAS	Vice President, Division Counsel
Washington Plaza	AIG Environmental
29 Rue de Berri	175 Water Street, 12th Floor
75408 Paris	New York, New York 10038
Cedex 08	Attention: Karl M. Swanson, Esq.
FRANCE	Facsimile: (212) 458-6280
Facsimile: 011-33-1-5669-3963
Attention: Director of Legal Affairs

Invoice Approval Packages to:

with copies to:

AIG Consultants
McDermott, Will & Emery	175 Water Street, 12th Floor

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28 State Street	New York, New York 10038
Boston, Massachusetts 02109	Attention: Mr. Venkat Puranapanda
Attention: Jeffrey C. Bates, Esq.	Facsimile: (212) 458-6280
Facsimile: (617) 535-3800

Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, Wisconsin 54912
Attention: Paul J. Karch, Esq.
Facsimile: (920) 991-7256

b.                                      Either party may change the address for service referred to in subparagraph a. above by sending notice to the other party in the manner provided for by this section to the last address notified for the purpose of this clause by the other party.

19.                                 Merger Clause

This policy supersedes any previous agreements or arrangements between the parties in respect of the subject matter hereof and any previous agreements or arrangements between the parties are merged into this policy.

20.                                 Release

Upon exhaustion of the Limit of Insurance the Insurer shall be released from any and all further liability and obligations under this policy.

21.                                 Headings

The headings in this policy are for convenience only and shall not affect the interpretation or construction of this policy.

22.                                 Cancellation

The parties agree that the Insurer shall have no right to cancel this policy.

SECTION IV - DEFINITIONS

1.                                       Actually Paid

�Actually Paid� means actually paid or due and payable.

2.                                       Annual Accounting Date

"Annual Accounting Date" means thirty days after the first anniversary of the Inception Date, i.e., November 9, 2001, and the twelve-month anniversary of such date for each subsequent year during the Period of Insurance and the year immediately following the Period of Insurance.

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3.                                       Annual Period

"Annual Period" means the twelve-month period beginning on the Inception Date and ending on the first anniversary of the Inception Date, i.e., November 9, 2001, and each twelve-month period thereafter.

4.                                       Applicable Rate

"Applicable Rate" shall mean a rate equal to the asking yield to maturity of the one year Constant Maturity Treasury ("CMT") rate prevailing on the first day of each Annual Period, as published electronically by Bloomberg L.P. or in any successor form thereto, for the close of the first business day following the beginning of such Annual Period, subject to any applicable usury laws. In the event Bloomberg L.P. ceases to provide such information, the Policyholder and the Insured shall select a comparable source for such information.

5.                                       Commutation Amount

"Commutation Amount" means the sum of Daily Balance One (if any) plus Daily Balance Two (if any) plus Daily Balance Three (if any).

6.                                       Cumulative Limit

"Cumulative Limit" means the amounts shown in Endorsement 1, as elected by the Policyholder pursuant to CONDITION 7 - ELECTION OF CUMULATIVE LIMITS.

7.                                       Daily Balance One

a.                                       As of the Inception Date, "Daily Balance One" means sixty eight million, three hundred eighty thousand, six hundred and seventeen dollars ($68,380,617).

b.                                      For each day other than the Inception Date, "Daily Balance One" means Daily Balance One from the immediately preceding day, plus the product of Daily Balance One multiplied by the Applicable Rate, minus any Indemnity Claims the Insurer properly pays in fact on such day from Daily Balance One, in accordance with CONDITION 3 - PAYMENT OF INDEMNITY CLAIMS, Paragraph d, i.e., Daily Balance Onenew = Daily Balance Oneold + (Daily Balance Oneold X Applicable Rate) - Indemnity Claims.

8.                                       Daily Balance Two

a.                                       As of the Inception Date, "Daily Balance Two" means fifty four million, seventy nine thousand, three hundred and forty two dollars ($54,079,342).

b.                                      For each day other than the Inception Date, "Daily Balance Two" means Daily Balance Two from the immediately preceding day minus any Indemnity Claims the Insurer properly pays in fact on such day from Daily Balance Two, in accordance with CONDITION 3 - PAYMENT OF INDEMNITY CLAIMS, Paragraph d, i.e., Daily Balance Twonew = Daily Balance Twoold - Indemnity Claims.

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9.                                       Daily Balance Three

a.                                       As of the Inception Date, "Daily Balance Three" means forty one million, ninety three thousand, eight hundred and thirty nine dollars ($1,093,839).

b.                                      For each day other than the Inception Date, "Daily Balance Three" means Daily Balance Three from the immediately preceding day, plus the product of Daily Balance Three multiplied by the Applicable Rate, minus any Indemnity Claims the Insurer properly pays in fact on such day from Daily Balance Three, in accordance with CONDITION 3 - PAYMENT OF INDEMNITY CLAIMS, Paragraph d, i.e., Daily Balance Threenew = Daily Balance Threeold + (Daily Balance Threeold X Applicable Rate) - Indemnity Claims.

10.                                 Inception Date

"Inception Date" means 12:01 a.m. November 9, 2001.

11.                                 Indemnity Claim

"Indemnity Claim" means any demand made on the Policyholder under the Assignment and Assumption Deed, attached hereto as Attachment H. Indemnity Claim shall not include costs associated with any work performed outside the Period of Insurance.

12.                                 Indemnity Costs

"Indemnity Costs" means the sum of the "Indemnified Excess Costs" and the "API Excess Costs" (as those terms are defined in the Fox River PDC Environmental Indemnity Agreement (the "PDC Indemnity") attached hereto as an exhibit to Attachment H) paid pursuant to the PDC Indemnity since the Inception Date.

13.                                 Insurer

"Insurer" means Commerce & Industry Insurance Company.

14.                                 Invoice Approval Package

"Invoice Approval Package" means documents that evidence Indemnity Costs Actually Paid pursuant to any procedures adopted by the Project Manager. Such Invoice Approval Package shall be submitted by the Project Manager quarterly when Indemnity Costs are within the Self-insured Retention and no more frequently than bi-weekly during all other times of the Period of Insurance, on a form substantially similar to the form attached hereto as Attachment I.

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15.                                 Period of Insurance

"Period of Insurance" means November 9, 2001 to November 9, 2028, or until the exhaustion of the Limit of Insurance or the commutation of this policy, whichever occurs first.

If, on November 9, 2028, there exists a positive Commutation Amount, such amount shall remain available to the Policyholder until exhausted or commuted.

16.                                 Policyholder

"Policyholder" means Arjo Wiggins Appleton (Bermuda) Limited, or any transferee or assignee under CONDITION 15 - TRANSFERABILITY. For avoidance of doubt, only the Policyholder shall be entitled to claim hereunder.

17.                                 Premium

"Premium" means one hundred and eighty five million, eighteen thousand, nine hundred and eighty one dollars ($185,018,981).

18.                                 Project Manager

"Project Manager" means the Policyholder, Arjo Wiggins Appleton, p.l.c., Project Control Companies, Inc. or any other person or entity selected by the Policyholder and agreed to by the Insurer, whose consent shall not be unreasonably withheld.

19.                                 Self-Insured Retention

"Self-Insured Retention" means

a.                                       if the applicable Cumulative Limits are "Initial Cumulative Limits" as specified in Endorsement 1, $0 in Indemnity Costs up to $75,000,000 in the aggregate, and thereafter $25,000,000.

b.                                      if the applicable Cumulative Limits are "Reduced Cumulative Limits," as specified in Endorsement 1, $100,000,000 in Indemnity Costs.

20.                                 Ultimate Net Loss

"Ultimate Net Loss: means all sums paid in fact during the Period of Insurance for Indemnity Claims, up to and including the Limit of Insurance.

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IN WITNESS WHEREOF, the Insurer has caused this Indemnity Claim Insurance Policy to be executed by its duly authorized representative as of the date first above written.

COMMERCE & INDUSTRY INSURANCE COMPANY

By:	/s/ Michael P. Giese
Name: Michael P. Giese
Title: Assistant Vice President

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ENDORSEMENT 1 - SCHEDULE OF CUMULATIVE LIMITS

Annual Period Beginning November 9	Initial Cumulative Limits	Reduced Cumulative Limits
2001	75,000,000	0
2002	100,000,000	0
2003	125,000,000	0
2004	150,000,000	0
2005	175,000,000	0
2006	200,000,000	0
2007	250,000,000	0
2008	250,000,000	0
2009	250,000,000	974,542
2010	250,000,000	3,896,702
2011	250,000,000	6,881,895
2012	250,000,000	9,125,116
2013	250,000,000	16,287,666
2014	250,000,000	23,527,511
2015	250,000,000	34,453,450
2016	250,000,000	44,718,431
2017	250,000,000	51,807,787
2018	250,000,000	57,709,883
2019	250,000,000	63,704,440
2020	250,000,000	76,385,890
2021	250,000,000	88,220,707
2022	250,000,000	100,440,156
2023	250,000,000	113,056,736
2024	250,000,000	126,083,355
2025	250,000,000	139,533,340
2026	250,000,000	153,420,449
2027	250,000,000	167,000,000

IN WITNESS WHEREOF, the Insurer has caused this Indemnity Claim Insurance Policy to be executed by its duly authorized representative as of the date first above written.

COMMERCE & INDUSTRY INSURANCE COMPANY

By:	/s/ Michael P. Giese
Name: Michael P. Giese
Title: Assistant Vice President

ATTACHMENT A - ANNUAL ACCOUNTING FORM

Lower Fox River Site
Annual Summary of Costs to Insurance Carrier

Invoice					Date Paid by
Date	Invoice #	Contractor	Type of Expense	Total Amount	AWA	Check #

7/1/2006	20535	Contractor # 1	Construct dewatering works	$172,615.00	8/15/2006	5268

7/5/2006	562810	Contractor # 2	Debris Removal	$283,347.00	7/10/2006	5302

7/31/2006	620135	Contractor # 3	Install Pipeline	$500,000.00	9/10/2006	5399

8/7/2006	20542	Contractor # 1	Mobilization	$122,615.00	9/10/2006	5425

9/1/2006	20575	Contractor # 1	Construct dewatering works	$172,615.00	10/15/2006	5500

10/15/2006	562998	Contractor # 2	Debris Removal	$283,347.00	11/30/2006	5632

1/1/2007	620558	Contractor # 3	Install Pipeline	$500,000.00	2/10/2007	5705

4/10/2007	20623	Contractor # 1	Demobilization	$283,348.00	5/25/2007	5810

6/30/2007	39232	Contractor # 2	Debris Removal	$222,613.00	6/30/2007	5985

Total Payable				$2,540,500.00

SIR Depletion

CTD prior to 7/1/06	$97,500,000.00
Amt allocated from 7/1/06-6/30/07	$2,540,500.00

Total amount booked against SIR	$100,040,500.00
SIR Maximum	$100,000,000.00

Variance to SIR	$40,500.00

Insurance Claim Amount

CTD prior to 7/1/06	$0.00

Amt allocated from 7/1/06-6/30/07	$40,500.00

Maximum allowable amt for 7/1/06-6/30/07 (including carry overs)	$100,000.00

Amount remaining to carry over or commutate	$59,500.00

ATTACHMENT B - ARBITRATION PROVISIONS

Any arbitration pursuant to CONDITION 5 - ARBITRATION shall be conducted in accordance with the CPR Rules for Non-Administered Arbitration in effect on the Inception Date, by one arbitrator agreed to by the parties, which agreement shall not be unreasonably withheld. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. (S)(S) 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitration shall be governed by the law of the State of Wisconsin.

The arbitrator is not empowered to terminate, cancel, or modify the policy or to reduce the Limits of Insurance or Cumulative Limits. The arbitrator is further not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specified manner.

Following the final arbitration hearing, the arbitrator shall promptly deliver a written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each party agrees that any decision of the arbitrator shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with a decision of the arbitrator. It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of CONDITION 5 - ARBITRATION and this ATTACHMENT B by bringing suit in any court of competent jurisdiction.

ATTACHMENT C - WRITTEN DEMAND FOR COMMUTATION

Vice President, Division Counsel
AIG Environmental
175 Water Street, 12th Floor
New York, New York 10038
Attention: Karl M. Swanson, Esq.

Dear Mr. Swanson:

Pursuant to Condition 6 - Commutation by the Policyholder, as contained in Indemnity Claim Insurance Policy No. 529 5316, your Policyholder hereby elects to commute the policy.

Attached hereto please find certificates from the Administrative Agent and the Trustee (as each such term is defined in the Relationship Agreement, dated as of November 9, 2001, to which your Policyholder is a party) concerning the discharge of certain indebtedness. I certify that these certificates are true and correct copies of same.

Please remit the Commutation Amount, as that term is defined in the policy.

Very truly yours,

Director/Officer of Policyholder

Copies to:

McDermott, Will & Emery	Godfrey & Kahn, S.C.
28 State Street	780 N. Water Street
Boston, Massachusetts 02109	Milwaukee, Wisconsin 53202
Attention: Jeffrey C. Bates, Esq.	Attention: Christopher B. Noyes, Esq.
Facsimile No.: 617-535-3800	Facsimile: (414) 273-5198

Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, Wisconsin 54912
Attention: Paul J. Karch, Esq.
Facsimile: (920) 991-7256

ATTACHMENT D - INSURER�S RELEASE

TERMINATION AGREEMENT AND RELEASE

TERMINATION AGREEMENT AND RELEASE made effective as of                        (the "EFFECTIVE DATE") by and between Commerce & Industry Insurance Company, a New York corporation (hereinafter called the "COMPANY") and Arjo Wiggins Appleton (Bermuda) Limited (hereinafter called "AWA BERMUDA").

WHEREAS, the COMPANY issued AWA BERMUDA an Indemnity Claim Insurance Policy effective as of November 9, 2001 (the "POLICY"), a copy of which is attached hereto, whereby the COMPANY agreed to reimburse AWA BERMUDA for ULTIMATE NET LOSS arising under the POLICY (the "LOSSES"); and

WHEREAS, pursuant to Condition 6 of the POLICY, the COMPANY and AWA BERMUDA have agreed to terminate the POLICY via commutation and to terminate all of the COMPANY'S obligations relating to the LOSSES, and AWA BERMUDA has agreed to release the COMPANY from any and all obligations and LOSSES under the POLICY.

NOW THEREFORE, in consideration of the COMPANY paying AWA BERMUDA the sum of                                        dollars (US$                      , an amount that was calculated in accordance with the terms of the POLICY) (the "PAYMENT"), which payment shall be made within two (2) business days by the COMPANY after the execution and delivery of this TERMINATION AGREEMENT AND RELEASE to the COMPANY by AWA BERMUDA, AWA BERMUDA and the COMPANY do hereby agree as follows:

1.                                       To the extent capitalized terms are used in this TERMINATION AGREEMENT AND RELEASE but not specifically defined herein, such terms shall have the same meaning as in the POLICY.

2.                                       AWA BERMUDA does hereby release and forever discharge the COMPANY, its successors and assigns, of and from all causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, damages (whether direct or consequential), judgments and demands whatsoever in law or equity which AWA BERMUDA and its successors and assigns now have, claim to have, or may have in the future against the COMPANY under the terms, provisions, endorsements, addenda and conditions of the POLICY covering the LOSSES.

3.                                       AWA BERMUDA does hereby release and forever discharge the COMPANY, its successors and assigns, of and from all causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, damages (whether direct or consequential), judgments and demands whatsoever in law or equity which AWA BERMUDA and its successors and assigns now have, claim to have, or may have in the future against the COMPANY arising out of the negotiation of the POLICY, the calculation of any DAILY BALANCE, or any other matter regarding the POLICY.

4.                                       The COMPANY does hereby release and forever discharge AWA BERMUDA, its successors and assigns, of and from all causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, damages, judgments and demands whatsoever in law or equity which the COMPANY and its successors and assigns now have, claim to have, or may have in the future against AWA BERMUDA under the terms, provisions, endorsements, addenda and conditions of the POLICY covering the LOSSES.

5.                                       The COMPANY does hereby release and forever discharge AWA BERMUDA, its successors and assigns, of and from all causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, damages (whether direct or consequential), judgments and demands whatsoever in law or equity which the COMPANY and its successors and assigns now have, claim to have, or may have in the future against AWA BERMUDA arising out of the negotiation of the POLICY, the calculation of any DAILY BALANCE, or any other matter regarding the POLICY.

6.                                       AWA BERMUDA covenants and agrees that the PAYMENT represents fall and final payment by the COMPANY for reimbursement under the POLICY for the LOSSES incurred or to be incurred by AWA BERMUDA. AWA BERMUDA agrees to indemnify and hold the COMPANY harmless from and against any and all liability, loss, damage or expense, including without limitation, reasonable attorney�s fees, arising from all manner of action, actions, suits, claims for sums of money, contracts, controversies, agreements, costs, damages, judgments and demands brought or made against the COMPANY for any LOSSES under the POLICY.

7.                                       The COMPANY agrees to effect or cause to be made payment of the PAYMENT within two (2) business days of its execution and delivery of this TERMINATION AGREEMENT AND RELEASE.

8.                                       This TERMINATION AGREEMENT AND RELEASE shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

9.                                       This TERMINATION AGREEMENT AND RELEASE contains the full and complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and the parties acknowledge that neither is entering into this TERMINATION AGREEMENT AND RELEASE in reliance upon any term, condition, representation or warranty not stated herein and that this TERMINATION AGREEMENT AND RELEASE replaces any and all prior agreements whether oral or written, pertaining to the subject matter hereof.

10.                                 Whenever the text hereof requires the use of a singular term, it shall include the appropriate plural term as the text of the instrument requires.

11.                                 All changes to this TERMINATION AGREEMENT AND RELEASE must be in writing and agreed to by the Parties.

12.                                 This TERMINATION AGREEMENT AND RELEASE shall be governed by the laws of the State of New York and the parties hereto do irrevocably submit to the non-exclusive jurisdiction of the Courts in the State of New York and to the extent permitted by law the parties expressly waive all rights to challenge or otherwise limit such jurisdiction.

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13.                                 No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

14.                                 This TERMINATION AGREEMENT AND RELEASE may be executed in counterparts, all of which when taken together shall constitute one and the same instrument, and any party hereto may execute this TERMINATION AGREEMENT AND RELEASE by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this TERMINATION AGREEMENT AND RELEASE to be executed by their duly authorized representatives as of the date first above written.

COMMERCE & INDUSTRY INSURANCE COMPANY	ARJO WIGGINS APPLETON (BERMUDA) LIMITED

By:	By:

Name:	Name:

Title:	Title:

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ATTACHMENT E - WRITTEN DEMAND FOR REDUCED CUMULATIVE LIMITS

Vice President, Division Counsel
AIG Environmental
175 Water Street, 12th Floor
New York, New York 10038
Attention:  Karl M. Swanson, Esq.

Dear Mr. Swanson:

Pursuant to Condition 7(b) - Election of Cumulative Limits, as contained in Indemnity Claim Insurance Policy No. 529 5316, your Policyholder hereby elects Reduced Cumulative Limits.

Attached hereto please find certificates from the Administrative Agent and the Trustee (as each such term is defined in the Relationship Agreement, dated as of November 9, 2001, to which your Policyholder is a party) concerning the discharge of certain indebtedness. I certify that these certificates are true and correct copies of same.

This letter constitutes formal notice of a claim under Section I - Insuring Agreements, paragraph 2. Pursuant to Condition 7(b), please remit the sum of Daily Balance One plus Daily Balance Two, as those terms are defined in the policy.

Very truly yours,

Director/Officer of Policyholder

Copies to:

McDermott, Will & Emery	Godfrey & Kahn, S.C.
28 State Street	780 N. Water Street
Boston, Massachusetts 02109	Milwaukee, Wisconsin 53202
Attention: Jeffrey C. Bates, Esq.	Attention: Christopher B. Noyes, Esq.
Facsimile No.: 617-535-3800	Facsimile: (414) 273-5198

Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, Wisconsin 54912
Attention: Paul J. Karch, Esq.
Facsimile: (920) 991-7256

ATTACHMENT F - POLICYHOLDER;S NOTICE OF TRANSFER

Vice President, Division Counsel
AIG Environmental
175 Water Street, 12th Floor
New York, New York  10038
Attention:  Karl M. Swanson, Esq.

Dear Mr. Swanson:

Pursuant to Condition 15 - Transferability, as contained in Indemnity Claim Insurance Policy No. 529 5316, your Policyholder hereby notifies you that it has transferred its rights, powers, and/or obligations under the policy as follows:

[SPECIFICS:]

Attached hereto please find certificates from the Administrative Agent and the Trustee (as each such term is defined in the Relationship Agreement, dated as of November 9, 2001, to which your Policyholder is a party) consenting to this transfer, or indicating their agreement that their consent is not required to such transfer. I certify that these certificates are true and correct copies of same.

Very truly yours,

Director/Officer of Policyholder

Copies to:

McDermott, Will & Emery	Godfrey & Kahn, S.C.
28 State Street	780 N. Water Street
Boston, Massachusetts 02109	Milwaukee, Wisconsin 53202
Attention: Jeffrey C. Bates, Esq.	Attention: Christopher B. Noyes, Esq.
Facsimile No.: 617-535-3800	Facsimile: (414) 273-5198

Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, Wisconsin 54912
Attention: Paul J. Karch, Esq.
Facsimile: (920) 991-7256

ATTACHMENT G - POLICYHOLDER'S AGREEMENT FOR ENDORSEMENT

Vice President, Division Counsel
AIG Environmental
175 Water Street, 12th Floor
New York, New York  10038
Attention:  Karl M. Swanson, Esq.

Dear Mr. Swanson

Pursuant to Condition 17 - Endorsement, as contained in Indemnity Claim Insurance Policy No. 529 5316, your Policyholder hereby provides its agreement to the endorsement we have discussed.

Attached hereto please find certificates from the Administrative Agent and the Trustee (as each such term is defined in the Relationship Agreement, dated as of November 9, 2001, to which your Policyholder is a party) consenting to this endorsement, or indicating their agreement that their consent is not required. I certify that these certificates are true and correct copies of same.

Please issue an endorsement forthwith.

Very truly yours,

Director/Officer of Policyholder

Copies to:

McDermott, Will & Emery	Godfrey & Kahn, S.C.
28 State Street	780 N. Water Street
Boston, Massachusetts 02109	Milwaukee, Wisconsin 53202
Attention: Jeffrey C. Bates, Esq.	Attention: Christopher B. Noyes, Esq.
Facsimile No.: 617-535-3800	Facsimile: (414) 273-5198

Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, Wisconsin 54912
Attention: Paul J. Karch, Esq.
Facsimile: (920) 991-7256

ATTACHMENT H

1.                                       Assignment and Assumption Deed

2.                                       Fox River AWA Environmental Indemnity Agreement

3.                                       Fox River PDC Environmental Indemnity Agreement

4.                                       a.                                       2/12/98 NCR Settlement Agreement

b.                                      7/1/98 Joint Defense & Representation Agreement

c.                                       2/12/98 Subsequent Allocation Agreement

d.                                      1978 NCR Purchase Agreement

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Schedule 6.1.5.2

Debt Facilities

1.                                       Credit Agreement dated as of November 8, 2001 by and among PDC, API, the several lenders party thereto, the several banks and other financial institutions or entities from time to time parties thereto, Bear Stearns & Co., Inc., as sole lead arranger and sole bookrunner, Bear Stearns Corporate Lending Inc., as syndication agent, U.S. Bank National Association d/b/a Firstar Bank N.A. and LaSalle Bank National Association, each as documentation agent, M&I Marshal & Ilsley Bank, as managing agent, Associated Bank N.A., as co-agent, and Toronto Dominion (Texas), Inc., as the administrative agent, providing for a senior secured credit facility for up to $340.0 million consisting of a $75.0 million four-year revolving credit facility, a $115.0 million four-year term loan A and a $150.0 million five-year term loan B including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case as amended, modified, renewed, refunded, replaced or refinanced, whether by the same lender or any other lender or group of lenders, from time to time.

2.                                       Closing Date High Yield Note is the $250,000,000 of senior subordinated note issued by API on November 9, 2001, together with the Note Purchase Agreement and the Registration Rights Agreement providing for the purchase thereof by AWA.

3.                                       Substitute High Yield Note is debt security or arrangement the proceeds of which are used to redeem in full the Closing Date High Yield Note on or before November 8, 2002.

Exhibit A

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of the              day of                       ,            (sometimes hereinafter referred to as this "Escrow Agreement" or this "Agreement"), by and among PAPERWEIGHT DEVELOPMENT CORP.  ("PDC"), a Wisconsin corporation, NEW APPLETON LLC ("New Appleton" and, together with PDC, "Buyers"), a Wisconsin limited liability company, APPLETON PAPERS INC.  ("API" and, together with Buyers, the "Buying Parties"), a Delaware corporation, ARJO WIGGINS APPLETON p.l.c., a corporation incorporated in England and Wales with company number 2454830 ("AWA") and [Escrow Agent] (the "Escrow Agent").

W I T N E S S E T H:

WHEREAS, pursuant to a Purchase Agreement dated July 5, 2001, Buyers have indirectly purchased one hundred percent (100%) of the outstanding capital stock of API from the Sellers, as defined therein (the "API Purchase"); and

WHEREAS, in connection with the API Purchase, AWA has agreed, pursuant to that certain Fox River AWA Environmental Indemnity Agreement (the "Indemnity Agreement") dated November      , 2001 to indemnify Buyers against certain liabilities, costs and expenses; and

WHEREAS, Section 6.1.1 of the Indemnity Agreement requires that AWA deliver $                   (the "Escrow Cash") into escrow for the purpose of securing the obligations and liabilities of AWA under the Indemnity Agreement, which amount will be held in escrow and be released from escrow in accordance with the terms hereof; and

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual obligations and covenants hereafter set forth, the Buying Parties, AWA and the Escrow Agent hereby agree as follows:

1.                                       Designation of Escrow Agent.  The Buying Parties and AWA hereby designate and appoint the Escrow Agent as escrow agent to serve in accordance with the terms of this Escrow Agreement during the Escrow Period.  The Escrow Agent hereby accepts such appointment and agrees to perform the duties set forth herein.

2.                                       Delivery of Escrow Cash to Escrow.  The parties hereby acknowledge and agree that Buyers shall deliver to the Escrow Agent the Escrow Cash as required pursuant to Section 6.1.1 of the Indemnity Agreement.  The Escrow Cash shall be held in escrow and distributed in accordance with the terms and provisions of this Escrow Agreement.

3.                                       Investment of the Escrow Cash.

(a)                                  The Escrow Agent shall have no discretion whatsoever with respect to the investment of the Escrow Cash and is not a trustee or fiduciary to the Buying Parties or AWA.  The Buying Parties and AWA acknowledge and agree that all investments made pursuant to this paragraph shall be for the account and risk of AWA and any losses associated with investments shall be borne solely by AWA.  Escrow Agent shall from time to time invest and reinvest the Escrow Cash, as and when instructed by AWA in writing, in any one or more of the following:

(i)                                     obligations of the United States of America;

(ii)                                  general obligations of any State of the United States of America;

(iii)                               general obligations of any political subdivision of a State of the United States of America, if such obligations are rated by at least two recognized rating services as at least "AA",

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(iv)                              certificates of deposit of any national bank or banks (including, if applicable, Escrow Agent or an affiliate of Escrow Agent) insured by the Federal Deposit Insurance Corporation (FDIC) with a net worth in excess of $100,000,000; and

(v)                                 any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended, which invests in any of (i) through (iv) above.  The fact that Escrow Agent, or any affiliate of Escrow Agent is providing services to and receiving remuneration from the foregoing investment company or investment trust as investment advisor, custodian transfer agent, register, or otherwise shall not preclude the investment of the Escrow Cash in the securities of such investment company or investment trust.

(b)                                 In the event no instructions are received from AWA as provided in subparagraph (a) above, Escrow Agent shall invest the Escrow Account in investments of the type described in subparagraph (a)(i) above.

(c)                                  The income derived from investments described in this paragraph 3 shall be disbursed monthly to AWA.

4.                                       Disbursement of Escrow Amount.

(a)                                  Subject to subparagraph (b) below, the Escrow Agent shall disburse the Escrow Cash in accordance with:

(i)                                     the written instructions (reasonably acceptable to the Escrow Agent) of AWA from time to time certifying that such disbursement would be in accordance with the Indemnity Agreement and whether such disbursement is made (A) to Buyers as loans pursuant to Section 4 of the Indemnity Agreement, (B) to AWA as reimbursement of reasonable costs and expenses incurred by AWA in connection with the defense of Claims (as defined in the Indemnity Agreement) or in connection with a Tax Contest (as defined in the Indemnity Agreement) or in connection with asserting Recovery Rights (as defined in the Indemnity Agreement), or in the case API or Buyers have received Recoveries which have not been paid over to AWA (in each case in accordance with Section 5 of the Indemnity Agreement), or (C) to AWA as reimbursement of any other payments made by AWA or its affiliates which would have been reimbursable under the Indemnity Agreement if incurred by API or Buyers (in accordance with Section 5 of the Indemnity Agreement).  No disbursement shall be made pursuant to this subparagraph (a)(i) unless certified by AWA as being for one of the aforementioned purposes; or

(ii)                                  the joint written instructions (reasonably acceptable to the Escrow Agent) of Buyers and AWA.

(b)                                 (i)                                     In the event AWA directs the Escrow Agent to make a disbursement pursuant to subparagraph (a)(i)(B) or (C), AWA shall give written notice to the Escrow Agent substantially in the form attached hereto as Exhibit A (the "Notice of Return of Funds"), together with proof that a copy thereof has been provided to the Buying Parties in accordance with paragraph 15.  The Escrow Agent shall thereafter make disbursements of Escrow Cash in accordance with subparagraphs (b)(ii) and (iii) below.

(ii)                                  If the Buying Parties object to the requested release of Escrow Cash, the Buying Parties shall, within seven (7) days after delivery of the Notice of Return of Funds, deliver to the Escrow Agent a notice of objection substantially in the form attached hereto as Exhibit B (the "Buying Parties' Notice of Objection"), together with proof that a copy thereof has been provided to AWA in accordance with paragraph 15, which specifies the total amount of Escrow Cash that the Buying Parties object to releasing (the "Disputed Amount").  If the Escrow Agent receives a Buying Parties' Notice of Objection within said seven (7) days, the Escrow Agent shall release to AWA the amount of Escrow Cash requested by AWA in the Notice of Return of Funds minus the Disputed Amount and shall continue to hold the Disputed Amount in accordance with the terms hereof.  If the Escrow Agent does not receive a Buying Parties' Notice of Objection within said seven (7) days, the Escrow Agent shall release and deliver to AWA the amount of Escrow Cash requested in the Notice of Return of Funds.

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(iii)                               In the event that the Buying Parties file a Buying Parties' Notice of Objection in the manner and within the time period prescribed herein, the Escrow Agent shall retain the subject portion of the Escrow Cash until otherwise directed by either (A) a joint written instruction (reasonably satisfactory to the Escrow Agent) from AWA and the Buying Parties or (B) a copy of a final and non-appealable arbitration award or judgment.

(c)                                  Any disbursement of Escrow Cash shall be made to the appropriate account designated by each of Buyers and AWA for such purpose.

5.                                       Escrow Period.  The term of this Agreement shall commence on the date hereof and terminate as described in paragraph 12 herein.  The period during which this Escrow Agreement shall be effective is herein referred to as the "Escrow Period."

6.                                       Escrow Agent.

(a)                                  The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement.  No implied duties of the Escrow Agent shall be read into this Agreement and the Escrow Agent shall not be subject to, or obliged to recognize any other agreement between, or direction or instruction of, any or all the parties hereto even though reference thereto may be made herein.

(b)                                 In the event all or any part of the Escrow Cash shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Cash, or any part thereof, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized to obey and comply with all final writs, orders, judgments or decrees so entered or issued by any court; and, if the Escrow Agent obeys or complies with such writ, order, judgment or decree, it shall not be liable to the Buying Parties or AWA or to any other person by reason of such compliance.

(c)                                  The Escrow Agent shall not be liable to anyone for any damages, losses or expenses incurred as a result of any act or omission of the Escrow Agent, unless such damages, losses or expenses are caused by the Escrow Agent's willful default or gross negligence.  Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon the advice of counsel for the Escrow Agent given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein that the Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

(d)                                 The Escrow Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents received hereunder, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of any person executing or delivering or purporting to execute or deliver any such document or this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of its discretion in any particular manner, nor shall the Escrow Agent be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance.  The Escrow Agent is not authorized and shall not disclose the name, address, or security positions of the parties or the securities held hereunder in response to requests concerning shareholder communications under Section 14 of the Exchange Act, the rules and regulations thereunder, and any similar statute, regulation, or rule in effect from time to time.  Under no circumstances shall the Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of the Buying Parties or AWA or any of their respective agents or employees.  The Escrow Agent shall not be liable for any damage, loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control.

(e)                                  The Escrow Agent may consult with legal counsel of its own choosing and shall be fully protected.  in acting or refraining from acting in good faith and in accordance with the opinion of such counsel.

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(f)                                    In the event of a dispute between the parties hereto sufficient in the liscretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to ender the Escrow Amount into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as it deems appropriate, and thereupon to be discharged from all further duties and liabilities under this Agreement.  Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction over the Escrow Amount.  The filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation -hereunder earned prior to such filing.

(g)                                 The Escrow Agent shall be under no duty to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might cause it to incur any costs, expenses, losses or liability, unless and until it shall be indemnified with respect thereto in accordance with paragraph 9 of this Agreement.

(h)                                 (i)                                     Except as otherwise provided elsewhere in this Agreement, the Buying Parties, on the one hand, and AWA, on the other hand, shall attempt in good faith to resolve any dispute or difference between or among the parties arising out of or relating to this Agreement promptly by negotiation between executives of the relevant parties who have authority to settle the controversy.  The Buying Parties, on the one hand, and AWA, on the other hand, may give the other written notice of any dispute not resolved in the normal course of business.  Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response.  The notice of dispute and the response shall include (A) a statement each party's position and a summary of arguments supporting that position, and (B) the name and title of the executive who will represent that party and of any other person who will company the executive.  Within thirty (30) days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute.  All reasonable requests for information made by one party to the other will be honored.  All negotiations pursuant to this paragraph 6(h) are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

(i)                                     If the dispute has not been resolved by negotiation within forty-five (45) days of the disputing party's notice, or if the parties failed to meet within twenty (20) days, the parties endeavor to settle the dispute by confidential and non-binding mediation under the then current CPR Mediation Procedure in effect on the date of this Agreement.  Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.

(ii)                                  Any dispute or difference between or among the parties arising out of or relating to this Agreement, which has not been resolved by a non-binding procedure pursuant to subparagraphs (h)(i) or (ii) above within ninety (90) days of the initiation of such procedure, shall be settled by arbitration in accordance with the CPR Rules for Non-Administered Arbitration in effect the date of this Agreement, by three arbitrators, two of which hall be designated by the respective parties with the third arbitrator to be appointed by the first two arbitrators in accordance with CPR Rule 5.2; provided, however, that if any of the relevant parties will not participate in a non-binding procedure, the other parties may initiate arbitration pursuant to this subparagraph (h)(iii) before the expiration of the above period.  The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.  §§ 1-16, and judgment upon the mud rendered by the arbitrator may be entered by any court having jurisdiction thereof.  The place of arbitration shall be New York, New York.  The language of the arbitration shall be English.  The arbitration shall be governed by the law of the State of New York.  The arbitrator s not empowered to award damages in excess of compensatory damages and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specified manner.  Following the final arbitration hearings, the arbitrators shall promptly deliver a written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith.  Each party agrees that any decision of the arbitrators shall be final, conclusive and binding and that they will not contest any action by any other party thereto in accordance with a decision of the arbitrators.  It is specifically understood and agreed that any party may enforce any award rendered pursuant to the arbitration provisions of this subparagraph (h)(iii) by bringing suit in any court of competent jurisdiction.

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(iii)                               All reasonable fees, costs and expenses (including attorneys' fees and expenses) incurred by the party that prevails in any such arbitration commenced pursuant to subparagraph (h)(iii) or any judicial action or proceeding seeking to enforce the agreement to arbitrate disputes as set forth in subparagraph (h)(iii) or seeking to enforce any order or award of any arbitration commenced pursuant to subparagraph (h)(iii) may be assessed (in whole or in part) against the party or parties that do not prevail in such arbitration in such manner as the arbitrators or the court in such judicial action, as the case may be, may determine to be appropriate under the circumstances.  All costs and expenses attributable to the arbitrators shall be allocated among the parties to the arbitration in such manner as the arbitrators shall determine to be appropriate under the circumstances.

(iv)                              In connection with any arbitration commenced pursuant to subparagraph (h)(iii), each party shall be entitled to depose five (5) witnesses in advance of the final arbitration hearings.

7.                                       The Escrow Agent's Fees.  All fees and expenses of the Escrow Agent shall be as set forth on Exhibit C hereto and incorporated herein and shall be the joint and several obligation of the Buying Parties and AWA.  In so agreeing to pay the fees and expenses of the Escrow Agent, AWA and the Buying Parties further agree, as between themselves, that such amounts shall be paid equally by the parties (50% by AWA and 50% by the Buying Parties).  The Escrow Agent shall have a first lien on any asset held hereunder for payment of such fees, costs and expenses as well as other amounts due it under this Agreement including without limitation those described in this paragraph 7 and paragraphs 8 and 9.  If such fees, costs and expenses are not promptly paid, the Escrow Agent shall have the right to reimburse itself from the Escrow Cash provided, however, that such action by the Escrow Agent shall not relieve a party that has failed to pay its 50% share of any obligation to the Escrow Agent from its responsibility to reimburse the other party.

8.                                       Taxes.

(a)                                  All interest earned on any Escrow Cash shall be considered the currently reportable income of PDC for federal income tax purposes.  The Escrow Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with PDC, documenting such interest payments.  PDC shall provide the Escrow Agent all forms and information necessary to complete such information returns and payee statements.

(b)                                 Should the Escrow Agent become liable for the payment of taxes, including withholding taxes, relating to income derived from any Escrow Cash or any payment made hereunder, the Escrow Agent may pay such taxes from the Escrow Cash.

(c)                                  AWA hereby covenants to indemnify and hold harmless PDC from and against any and all increases in Taxes (as defined in the Indemnity Agreement) of PDC on account of (i) interest earned on any Escrow Cash or (ii) indemnity payments made by AWA hereunder.

(d)                                 AWA's indemnity set forth in clause (c) shall be governed, to the extent appropriate in the context, by the procedural provisions set forth in Sections 4.1 and 5.1 of the Indemnity Agreement.  By way of illustration and without limitation of the foregoing:

(i)                                     AWA shall make payments to PDC prior to the time that PDC is obligated to pay indemnified Taxes, so that PDC is never out of pocket in respect thereof.

(ii)                                  The Buying Parties shall provide to AWA for AWA's review, a reasonable time prior to filing, copies of the Buying Parties' tax returns reporting taxable income in respect of interest earned on the Escrow Cash.

(iii)                               The Parties shall cooperate in respect of tax matters relating to the Escrow Cash as provided in Section 5.1.5 of the Indemnity Agreement.

(e)                                  If there shall be any change in the United States or United Kingdom tax law, regulation or ratings relevant to the relationships described in this Agreement, or a change in any party's tax status, at the request of either PDC or AWA, the parties shall negotiate in good faith to amend the tax treatment summarized in this paragraph 8.

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Indemnification of the Escrow Agent.  AWA and the Buying Parties each agree, jointly and severally, to indemnify the Escrow Agent and hold it harmless against any losses, claims, damages, liabilities and/or expenses, including reasonable costs of investigation and fees and expenses of independent counsel and disbursements (collectively, the "Escrow Agent Losses") which may be imposed upon the Escrow Agent or incurred by it in connection with the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving its subject matter, except for Escrow Agent Losses incurred by the Escrow Agent resulting from its own gross negligence or willful misconduct.  In so agreeing to indemnify and hold harmless the Escrow Agent, as among themselves, the Buying Parties on the one hand, and AWA on the other, further agree that, as between themselves, they shall share equally (50% to the Buying Parties and 50% to AWA) all amounts required to be paid pursuant to this paragraph 9.  This indemnification shall survive the termination or the resignation or removal of the Escrow Agent.

9.                                       Resignation of the Escrow Agent.  It is understood that the Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to the Buying Parties and AWA.  Within thirty (30) days after receiving the aforesaid notice, the Buying Parties and AWA shall appoint a successor Escrow Agent to which the Escrow Agent may distribute the property then held hereunder, less its fees, costs and expenses (including counsel fees and expenses) which may remain unpaid at that time.  If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and the fees, costs and expenses (including reasonable counsel fees and expenses) which it incurs in connection with such a proceeding shall be the joint and several obligation of the Buying Parties and AWA.  In so agreeing to reimburse the Escrow Agent's fees, costs and expenses, the Buying Parties and AWA further agree that, as between themselves, such amounts shall be paid equally by the Buying Parties and AWA (50% by the Buying Parties and 50% by AWA).

10.                                 Amendment.  This Escrow Agreement may be amended by and upon written notice to the Escrow Agent at any time given jointly by AWA and the Buying Parties, but the duties or powers or responsibilities of the Escrow Agent may not be increased, nor the fees for its services modified in any respect, without its consent.  However, any successor to the business of Escrow Agent whether by reorganization or otherwise, will act with like effect as though originally named.

11.                                 Termination.  This Escrow Agreement may be terminated at any time upon ten (10) calendar days' notice by an instrument executed by AWA and the Buying Parties and delivered to the Escrow Agent.  This Escrow Agreement shall thereupon terminate on the date specified in such notice or, if no date is specified, on the tenth business day following receipt thereof by the Escrow Agent.  Such notice shall specify the disposition by the Escrow Agent of the Escrow Cash.  This Escrow Agreement shall also terminate on the date that the entire Escrow Cash has been disbursed according to the terms hereof

12.                                 Certain Corporate Matters.  Buyers hereby appoint the following persons to serve as authorized signatories of Buyers hereunder and to give any instruction contemplated hereby.  The signature set forth opposite each person's name is his genuine signature.

AWA hereby appoints the following persons to serve as authorized signatories of AWA hereunder and to give any instruction contemplated hereby.  The signature set forth opposite each person's name is his genuine signature.

Name	Signature

[ ]

[ ]

Each of Buyers and AWA may add additional authorized signatories, or revoke the authority of the above signatories, by notice to the other and to the Escrow Agent.

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13.                                 Miscellaneous.

(a)                                  This Escrow Agreement is binding upon, and shall inure to the � benefit of, and be enforceable by the respective beneficiaries, representatives, successors and assigns of the parties hereto.

(b)                                 Other than the Indemnity Agreement, this Escrow Agreement contains the entire understanding of the parties with respect to the subject matter hereof.  Nothing herein shall limit or affect the rights of the parties under the Indemnity Agreement.

(c)                                  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 This Escrow Agreement, and any of the notices issued pursuant hereto, may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e)                                  Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

14.                                 Notices.  All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, and,

If to any Buying Party:
Appleton Papers Inc.
825 E.  Wisconsin Avenue P.O.  Box 359
Appleton, WI 54912-0359
Facsimile: (920) 991- 7256
Attention: Paul Karch,
Vice President, Law and
Public Affairs and
General Counsel

with a copy to:

Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, WI 53202
Facsimile: (414) 273-5198
Attention: Christopher B.  Noyes

If to AWA:

Arjo Wiggins Appleton plc
St. Clement House
Alencon Link
Basingstoke
Hampshire RG21
ENGLAND
Facsimile: 011-44-1256-796075
Attention: Company Secretary

and

AWA Group Services SAS
Washington Plaza
29 Rue de Berri
75408 Paris
Cedex 08
FRANCE
Facsimile: 011-33-1-5669-3963
Attention: Director of Legal Affairs

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with a copy to:

McDermott, Will & Emery
50 Rockefeller Plaza
New York, NY 10020
Attention: C.  David Goldman
Facsimile No.: 212-547-5444

if to the Escrow Agent:

or to such other address as any such party shall designate by written notice to the other parties hereto.

15.                                 Monthly Statements.  The Buying Parties and AWA hereby acknowledge that they may have the right to receive broker confirmations in connection with investment time period prescribed by 12 C.F.R.  Paragraph 12.5 at no additional cost.  In lieu of receiving such confirmation within such time period, the Escrow Agent shall provide the Buying Parties and AWA with monthly statements describing purchases, sales, and disbursements made with the Escrow Cash.

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IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by the duly authorized officers of Buyers, API and AWA and the Escrow Agent, on the date first above written.

BUYERS:

PAPERWEIGHT DEVELOPMENT CORP.

By:
Name:
Title:

NEW APPLETON LLC

By:
Name:
Title:

APPLETON PAPERS INC.

By:
Name:
Title:

AWA:

ARJO WIGGINS APPLETON p.l.c.

By:
Name:
Title:

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ESCROW AGENT:

[ESCROW AGENT] as Escrow Agent

By:
Name:
Title:

10

EXHIBIT A

[DATE]

[NAME OF ESCROW AGENT]
Attention:

Dear

This Notice is being delivered to you pursuant to paragraph 4(b)(i) of the Escrow Agreement (the "Escrow Agreement") dated as of                 by and among the undersigned, the Buying Parties and [     1, as Escrow Agent (the "Escrow Agent").  Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

Please be advised that the undersigned is entitled to $                         of payments pursuant to paragraph 4(a)(i)[(B)/(C)] of the Escrow Agreement as a result of [SPECIFIC OCCURRENCE WHICH HAS RESULTED IN RIGHT TO FUNDS.] Accordingly, the undersigned hereby authorizes and directs you to disburse $             to the undersigned in accordance with the terms of the Escrow Agreement unless you receive a contrary notice from the Buying Parties pursuant to Section 4(b)(ii) of the Escrow Agreement.

Sincerely,

ARJO WIGGINS APPLETON p.l.c.

By:
Name:
Title:

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EXHIBIT B
[DATE]

[NAME OF ESCROW AGENT]
Attention:

Dear

This Notice is being delivered to you pursuant to paragraph 4(b)(ii) of the Escrow Agreement (the "Escrow Agreement") dated as of                                          by and among the undersigned, AWA and [                                    ], as Escrow Agent (the "Escrow Agent").  Capitalized terms used herein shall have the meaning assigned to them in the Escrow Agreement unless otherwise defined herein.

Please be advised that the undersigned disputes the Notice of Return of Funds dated                                       , a copy of which was received by the undersigned on                             .  The total Disputed Amount is $                                                          .

Accordingly, the undersigned direct the Escrow Agent to continue to hold the Disputed Amount, subject to the terms and provisions of the Escrow Agreement.  The undersigned authorizes the release to AWA of the amount requested in the Notice of Return of Funds other than the Disputed Amount in accordance with paragraph 4(b)(ii) of the Escrow Agreement.

Sincerely,

PAPERWEIGHT DEVELOPMENT CORP.		APPLETON PAPERS, INC.

By:		By:
	Name:		Name:
	Title:		Title:

NEW APPLETON LLC

By:
Name:
Title:

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EXHIBIT C

ESCROW AGENT'S FEES

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Exhibit B

SECURITY AGREEMENT

SECURITY AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "Agreement"), dated as of November 9, 2001, made by APPLETON PAPERS INC., a Delaware corporation ("API"), PAPERWEIGHT DEVELOPMENT CORP. ("PDC"), a Wisconsin corporation, NEW APPLETON LLC, a Wisconsin limited liability company ("New Appleton" and, together with API, PDC and any of their respective successor(s) and assigns, the "Grantors"), in favor of ARJO WIGGINS APPLETON p.l.c., a corporation incorporated in England and Wales with company number 2454830 (the "Secured Party").

W I T N E S S E T H:

WHEREAS, pursuant to a Purchase Agreement dated as of July 5, 2001 (the "Purchase Agreement"), PDC and New Appleton have indirectly purchased one hundred percent (100%) of the outstanding capital stock of API from the Sellers, as defined therein (the "API Purchase"); and

WHEREAS, in connection with the API Purchase, AWA and the Grantors have entered into that certain Fox River AWA Environmental Indemnity Agreement (the "Indemnity Agreement") dated as of the date hereof; and

WHEREAS, API acknowledges that it shall receive substantial benefits from the covenants of the Secured Party in the Indemnity Agreement; and

WHEREAS, it was a condition precedent to the Secured Party's execution and delivery of the Indemnity Agreement that the Grantors agree to execute and deliver this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Definitions. The following terms (whether or not underscored or capitalized) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

"Agreement" is defined in the preamble.

"API" is defined in the preamble.

"API Purchase" is defined in the preamble.

"Assigned Agreements" is defined in Section 2.1.

"Basic Documents" of a Person means the certificate of incorporation or certificate of formation and the bylaws or operating agreement of such Person as amended from time to time.

"Business Day" means any day, excluding Saturday, Sunday and any other day on which commercial banks in New York, New York or London, England are authorized or required by law to close.

"Collateral" is defined in Section 2.1.

"Event of Default" means (i) an Insolvency Event (as defined in the Indemnity Agreement) has occurred with respect to any Grantor or any other Member of the Buyers' Group (as defined in the Indemnity Agreement), or (ii) any Grantor or any other Member of the Buyers' Group shall have defaulted in the performance of any of its obligations related to the Secured Party's rights to receive Recoveries under the Indemnity Agreement (and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been given by the Secured Party to the defaulting party; provided that such notice and cure period shall not apply if any such extended period could reasonably be expected to have a material adverse effect to the Secured Party).

"Grantors" is defined in the preamble.

"Indemnity Agreement" is defined in the preamble.

"Liens" means all liens, claims, charges, security interests, options or other legal or equitable encumbrances (other than restrictions on transfer generally arising under the Securities Act or other applicable securities laws).

"New Appleton" is defined in the preamble.

"Obligations" means the obligations of a Grantor pursuant to the Indemnity Agreement to remit the Recoveries and the proceeds thereof to Secured Party, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due and to pay amounts pursuant to Section 6.2 hereof.

"PDC" is defined in the preamble.

"Person" means any individual, firm, partnership, association, trust, corporation, joint venture, unincorporated organization, limited liability company, governmental body or other entity.

"Purchase Agreement" is defined in the preamble.

"Recoveries" is defined in Section 1.4 of the Indemnity Agreement.

"Secured Party" is defined in the preamble.

"Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

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"U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York or, with respect to any Collateral located in any state or jurisdiction other than the State of New York, the Uniform Commercial Code as from time to time in effect in such state or jurisdiction.

SECTION 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Indemnity Agreement. In addition, as used herein, the words "include," "includes," and "including" shall be deemed to be followed by the phrase "without limitation."

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Agreement, including its preamble and recitals, with such meanings.

ARTICLE II

SECURITY INTEREST

SECTION 2.1 Grant of Security. Each Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, all of its right, title and interest in and to the following, whether now or hereafter existing or acquired (the "Collateral"):

(a)                                  all of such Grantor's right, title and interest in and to the Recoveries (including without limitation those Recoveries constituting "commercial tort claims" as defined in Section 9-102(13) of the U.C.C.);

(b)                                 all of such Grantor's right, title and interest in and to any and all contracts and agreements (the "Assigned Agreements") to which such Grantor is a party to the extent giving rise to a right to receive Recoveries, as the Assigned Agreements may be amended, supplemented, restated, replaced or otherwise modified from time to time including (i) all rights of such Grantor to receive moneys due and to become due to the extent constituting Recoveries under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements to the extent the same constitute Recoveries, (iii) all claims of such Grantor for damages arising out of or for breach of a default under the Assigned Agreements to the extent the same constitute Recoveries, and (iv) the right of such Grantor to terminate such Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder in respect of Recoveries;

(c)                                  with respect to PDC and New Appleton, all of such Grantor's right, title and interest in and to the PDC Agreement, as the PDC Agreement may be amended, supplemented, restated, replaced or otherwise modified from time to time;

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(d)                                 all books, records, writings, data bases and other information relating to, evidencing or embodying, any of the foregoing in this Section 2.1; and

(e)                                  all Proceeds (as defined in the U.C.C.), Supporting Obligations (as defined in the U.C.C.) and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing, to the extent such Proceeds and products have been segregated as required under Section 4.1.2.

SECTION 2.2 Security for Obligations. This Agreement secures the prompt payment in full of all Obligations.

SECTION 2.3 Continuing Security Interest. This Agreement shall create a continuing first priority security interest in the Collateral and shall:

(a)                                  remain in full force and effect until the full performance of the Grantors under the Indemnity Agreement, the payment in full in cash of all monetary Secured Obligations and the termination of the Indemnity Agreement;

(b)                                 be binding upon each Grantor, its successors, transferees and assigns; and

(c)                                  inure, together with the rights and remedies hereunder, to the benefit of the Secured Party and its successors or assigns.

Upon the full performance of the Grantors under the Indemnity Agreement and the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination or release, the Secured Party will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 2.4 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a)                                  the Grantors shall remain liable under all contracts and agreements included in the Collateral (including the Assigned Agreements and the API Agreement) to the extent set forth therein, and shall perform all of their respective duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(b)                                 the exercise by the Secured Party of any of its rights hereunder shall not release the Grantors from any of their respective duties or obligations under any such contracts or agreements included in the Collateral; and

(c)                                  the Secured Party shall have no obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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SECTION 2.5 Security Interests Absolute. All rights of the Secured Party and the security interests granted to the Secured Party hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of:

(a)                                  the failure of the Secured Party:

(i)                                     to assert any claim or demand or to enforce any right or remedy against the Grantors or any other Person under the provisions of the Indemnity Agreement or otherwise, or

(ii)                                  to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligation (other than in accordance with the Indemnity Agreement);

(b)                                 any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation;

(c)                                  any reduction, limitation, impairment or termination of any Obligation for any reason (other than in accordance with the Indemnity Agreement), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Grantors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation or otherwise, subject, however, to the right of the Grantors to set-off against any Recoveries owing and unpaid by AWA to Grantors under the Indemnity Agreement or that certain Relationship Agreement, dated as of the date hereof, by and among PDC, PDC Capital Corp., Secured Party, Arjo Wiggins (Bermuda) Holdings Limited and Arjo Wiggins Appleton (Bermuda) Limited;

(d)                                 any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the Obligations (other than in accordance with the Indemnity Agreement);

(e)                                  any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Obligations (other than in accordance with the Indemnity Agreement); or

(f)                                    any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Grantor (other than in accordance with the Indemnity Agreement).

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties. The Grantors, jointly and severally, represent and warrant to the Secured Party as set forth in this Article.

SECTION 3.1.1 Location of Collateral. The principal place of business and chief executive office of each Grantor and the office where each Grantor keeps its records, original copies of all of its contracts and agreements is at 825 East Wisconsin Avenue, Appleton, Wisconsin 54911. PDC and API is each duly incorporated and in good standing under the laws of the State of Wisconsin. New Appleton has been duly formed and is a validly existing limited liability company under the laws of the State of Wisconsin.

SECTION 3.1.2 Ownership, No Liens, etc. The Grantors own the Collateral free and clear of any Lien, except for the security interest created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral has been signed by the Grantors or is on file in any recording office, except as may have been filed in favor of the Secured Party relating to this Agreement.

SECTION 3.1.3 Validity, etc. This Agreement creates a valid first priority security interest in the Collateral, subject to no Liens other than the security interest created by this Agreement, securing the payment and performance of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

SECTION 3.1.4 Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than the filing of financing statements in the Uniform Commercial Code filing offices of Delaware and Wisconsin), is required either:

(a)                                  for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Agreement by the Grantors, or

(b)                                 for the perfection of or the exercise by the Secured Party of its rights and remedies hereunder.

SECTION 3.1.5 Due Execution, Validity, Etc. Each Grantor has full power and authority, and holds all requisite governmental licenses, permits and other approvals, to enter into and perform its obligations under this Agreement. The execution, delivery and performance by each Grantor of this Agreement does not contravene or result in a default under such Grantor's Basic Documents or contravene or result in a default under any contractual restriction, Lien or governmental regulation or court decree or order binding on each Grantor. This Security Agreement has been duly executed and delivered on behalf of each Grantor and constitutes the legal, valid and binding obligation of each Grantor enforceable in accordance with its terms.

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ARTICLE IV

COVENANTS

SECTION 4.1   Certain Covenants. The Grantors covenant and agree that, so long as any portion of the Obligations shall remain unpaid or unperformed, the Grantors shall, unless the Secured Party shall otherwise consent in writing, perform the obligations set forth in this Section.

SECTION 4.1.1 Location. Each Grantor shall keep its principal place of business and chief executive office and the office where it keeps its records concerning the Collateral, and originals of all Collateral at the principal place of business and chief executive office of the Grantors; not change its name except upon thirty (30) days' prior written notice to the Secured Party; hold and preserve any records constituting a part of the Collateral; and permit representatives of the Secured Party at any time during normal business hours, upon reasonable notice, to inspect and make abstracts from such records and chattel paper, subject to the obligations of Secured Party under Section 9.2 of the Purchase Agreement.

SECTION 4.1.2 As to Collateral.

(a)                                  Without limitation of the obligations of any Grantor pursuant to the Indemnity Agreement, the Grantors shall (i) maintain a segregated deposit account (the "Segregated Account") with a financial institution reasonably acceptable to the Secured Party, (ii) specify on all invoices and other payment instructions relating to the Collateral that payment is to be made directly to the Segregated Account, (iii) promptly deposit any payments or other monies received in respect of the Collateral in the Segregated Account. The Grantors shall take all actions reasonably requested by the Secured Party to perfect the Secured Party's security interest in the Segregated Account. The Grantors shall not modify in any respect the arrangements relating to the Segregated Account without the prior written approval of the Secured Party.

(b)                                 Subject to the terms, conditions and limitations of the Indemnity Agreements, the Grantors shall, at their own expense and until the occurrence and during the continuance of an Event of Default, use their best efforts to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Secured Party may reasonably request or, in the absence of such request, as the Grantors may deem advisable. The Secured Party, however, may, at any time following the occurrence and during the continuance of an Event of Default notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Secured Party after the occurrence and during the continuance of an Event of Default, the Grantors will, at their own expense, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder.

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(c)                                  After the occurrence and during the continuance of an Event of Default, the Secured Party is authorized to endorse, in the name of the Grantors, any item, howsoever received by the Secured Party, representing any payment on or other proceeds of any of the Collateral.

SECTION 4.1.3 Transfers and Other Liens. The Grantors shall not:

(a)                                  sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; or

(b)                                 create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created by this Agreement.

SECTION 4.1.4 Further Assurances, etc. The Grantors agree that, from time to time at their own expense, the Grantors will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Secured Party may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. With respect to the foregoing and the grant of the security interest hereunder, the Grantors hereby authorize the Secured Party to file one or more financing or continuation statements, and amendments thereto, for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by the Grantors and naming a Grantor as debtor and the Secured Party as secured party; provided that such financing and continuation statements, and amendments thereto, are limited to the Collateral. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

ARTICLE V

THE SECURED PARTY

SECTION 5.1.1 Secured Party Appointed Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name for the purpose of carrying out the terms of this Agreement, to take, upon the occurrence and during the continuance of any Event of Default, any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, after the occurrence and during the continuance of an Event of Default, to (i) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (ii) ask or demand for, collect, and receive payment of and give receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (iii) sign and indorse any assignments,

8

verifications, notices and other documents in connection with any of the Collateral; (iv) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (v) defend any suit, action or proceeding brought against the Company with respect to any Collateral; (vi) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (vii) notify, or require such Grantor to notify, account debtors to make payment directly to the Secured Party and change the post office box number or other address to which such account debtors make payments; and (viii) generally, sell, transfer, pledge, and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party's option and the Grantors' expense, at any time, or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Grantors hereby acknowledge, consent and agree that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

SECTION 5.2 Secured Party May Perform. If a Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Grantors pursuant to Section 6.2.

SECTION 5.3 Secured Party Has No Duty. In addition to, and not in limitation of, Section 2.4, the powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the U.C.C. or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantors or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (including the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Secured Party nor any of its officers, directors, employees or agents shall be responsible to the Grantors for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

ARTICLE VI

REMEDIES

SECTION 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to other rights

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and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may exercise any and all rights and remedies of the Grantors in respect of the Collateral, including any and all rights of the Grantors to demand or otherwise require payment of any account under, or performance of any provision of any agreements constituting a portion of the Collateral.

SECTION 6.2 Expenses. The Grantors, jointly and severally, agree to pay to the Secured Party upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (a) the exercise or enforcement of any of the rights of the Secured Party or (b) the failure by the Grantors to perform or observe any of the provisions hereof.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1 Amendments; etc. No amendment to or waiver of any provision of this Agreement nor consent to any departure by a Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.2 Notices. All communications provided for hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, when telefaxed and received, and,

If to any Grantor:
Appleton Papers Inc.
825 E. Wisconsin Avenue
P.O. Box 359
Appleton, WI 54912-0359
Facsimile: (920) 740-6802

Attention: Paul Karch,
Vice President, Law and
Public Affairs and
General Counsel

with a copy to:

Godfrey & Kahn, S.C.
780 N. Water Street
Milwaukee, WI 53202
Facsimile: (414) 273-5198
Attention: Christopher B. Noyes

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If to the Secured Party:

Arjo Wiggins Appleton plc
St. Clement House
Alencon Link
Basingstoke
Hampshire RG21
ENGLAND
Facsimile: 011-44-1256-796075
Attention: Company Secretary

and

AWA Group Services SAS
Washington Plaza
29 Rue de Berri
75408 Paris
Cedex 08
FRANCE
Facsimile: 011-33-1-5669-3963
Attention: Director of Legal Affairs

with a copy to:

McDermott, Will & Emery
50 Rockefeller Plaza
New York, NY 10020
Attention:  C. David Goldman
Facsimile No.:  212-547-5444

or to such other address as any such party shall designate by written notice to the other parties hereto.

SECTION 7.3 Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 7.4 Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.5 Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Grantors and the Secured Party and be deemed to be an original and all of which shall constitute together but one and the same agreement.

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SECTION 7.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Grantor may assign or transfer its rights or obligations hereunder without the prior written consent of the Secured Party.

SECTION 7.7 Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE INDEMNITY AGREEMENT CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

SECTION 7.8 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GRANTORS MAY BE BROUGHT AND MAINTAINED IN THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE SECURED PARTY'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GRANTORS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS THE CASE MAY BE. THE GRANTORS FURTHER IRREVOCABLY CONSENT TO SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF DELAWARE. THE GRANTORS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GRANTORS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT,

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ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GRANTORS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

SECTION 7.9  Waiver of Jury Trial. THE SECURED PARTY AND THE GRANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTY OR THE GRANTORS. THE GRANTORS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE GRANTORS ENTERING INTO THE DOCUMENTS.

SECTION 7.10 Waiver of Certain Claims. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO GRANTOR SHALL ASSERT, AND EACH GRANTOR HEREBY WAIVES, ANY CLAIM AGAINST THE SECURED PARTY OR ANY OF IT AFFILIATES ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT TO ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY INSTRUMENT CONTEMPLATED HEREBY.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS:

APPLETON PAPERS INC.

By:	/s/ Paul J. Karch
Name:	Paul J. Karch
Title:	Secretary

PAPERWEIGHT DEVELOPMENT CORP.

By:	/s/ Doug Buth
Name:	Douglas P. Buth
Title:	President & CEO

NEW APPLETON LLC

By:	/s/ Doug Buth
Name:	Douglas P. Buth
Title:	President of Paperweight Development Corp., Sole Member of New Appleton LLC

SECURED PARTY:

ARJO WIGGINS APPLETON p.l.c.

By:	/s/ Luca PaVeri-Fontana
Name:	Luca PaVeri-Fontana
Title:	Director

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Exhibit C

9 November 2001

ARJO WIGGINS APPLETON p.l.c.

ARJO WIGGINS APPLETON (BERMUDA) LIMITED

ASSIGNMENT AND ASSUMPTION DEED

THIS ASSIGNMENT AND ASSUMPTION DEED is made as a deed on 9 November 2001

BETWEEN:

ARJO WIGGINS APPLETON p.l.c., a company incorporated under the laws of England and Wales ("AWA"); and

ARJO WIGGINS APPLETON (BERMUDA) LIMITED, a company incorporated under the laws of the Islands of Bermuda ("Bermuda").

WHEREAS

(A)                              AWA, Paperweight Development Corp. ("PDC"), New Appleton LLC ("New Appleton") and Appleton Papers Inc. ("API") have entered into that certain Fox River AWA Indemnity Agreement, dated as of November 9, 2001 (the "Indemnity Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined); and

(B)                                Pursuant to the Indemnity Agreement, PDC, New Appleton and API have authorized AWA to enter into this Deed and to hold the benefits under Clause 3(a) of this Deed and to receive any payments made by Bermuda on account of the Assumed Liabilities described in Clause 1(a)(i) in trust for the benefit of PDC, New Appleton, API and, where applicable, any other Member of the Buyers' Group; and

(C)                                Bermuda has agreed to assume the Assumed Liabilities (as hereinafter defined) and accept an assignment of the Assigned Rights (as hereinafter defined).

NOW THIS DEED WITNESSETH as follows:

1.                                       For the purposes of this Deed:

(a)                                  "Assumed Liabilities" shall mean:

(i)                                     any and all obligations and liabilities of AWA under, arising from, or relating to, the Indemnity Agreement, including without limitation all payments required pursuant to Section 2 thereof;

(ii)                                  any and all payments to be made or liabilities incurred by AWA which would have constituted Excess Costs if they had been incurred by API, Buyers or any other Members of the Buyers' Group; and

(iii)                               any and all Costs and Expenses to be incurred by AWA.

(b)                                 "Assigned Rights" shall mean any and all rights of AWA under, arising from, or relating to, the Indemnity Agreement, including without limitation all rights to Recoveries and Relief payable to AWA.

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2.                                       Effective as of the date hereof, AWA hereby (a) assigns the Assumed Liabilities to Bermuda, and (b) assigns, conveys and transfers to Bermuda all of its right, title and interest under or with respect to the Assigned Rights.

3.                                       Subject to the provisions of Clause 7, effective as of the date hereof, Bermuda hereby absolutely and irrevocably, (a) accepts and assumes the Assumed Liabilities as if the relevant references in the Indemnity Agreement to AWA were references to Bermuda and agrees that it will perform in accordance with the terms of the Indemnity Agreement all such liabilities and obligations, (b) assumes, and, as between the parties hereto, shall be solely and exclusively liable with respect to, the Assumed Liabilities and agrees that it will perform all such liabilities and obligations, and (c) accepts the assignment of all right, title and interest of AWA under or with respect to the Assigned Rights; provided that the amount of the Assumed Liabilities assumed by Bermuda hereunder shall not exceed the coverage provided by the Indemnity Claim Insurance Policy attached as Schedule 6.1.5.1 to the Indemnity Agreement.

4.                                       This Deed is limited solely to the Assumed Liabilities and the Assigned Rights, and Bermuda shall not be deemed to have (a) assumed any other liabilities or obligations of AWA or (b) received an assignment of any other assets of AWA.

5.                                       Neither this Deed nor any of the rights, interests or obligations hereunder shall be amended, modified or assigned except in accordance with that certain Relationship Agreement dated November 9, 2001, by and among AWA, Arjo Wiggins (Bermuda) Holdings Limited, PDC, PDC Capital Corporation and Bermuda (the "Relationship Agreement"). Any purported amendment, modification or assignment that is not in compliance with the Relationship Agreement shall be null and void and of no force and effect whatsoever. Subject to the foregoing, this Deed shall bind and inure to the benefit of AWA and Bermuda and their successors and assigns. Except to the extent explicitly required by the Relationship Agreement, this Deed may be amended, modified or assigned without the consent of any of PDC, New Appleton, API or any other Member of the Buyers' Group.

6.                                       Bermuda shall execute and deliver to AWA such other instruments and documents and take such other actions as may be reasonably requested from time to time by AWA as necessary to carry out, evidence and confirm the intended purposes of this Deed.

7.                                       Nothing in this Deed shall be deemed to release AWA from its primary responsibility for performance under the Indemnity Agreement, including, without limitation, its indemnification obligations thereunder.

8.                                       This Deed shall be governed by and construed in accordance with English Law.

9.                                       This Deed may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it

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shall not be necessary in making proof of this Deed to produce or account for more than one such counterpart.

10.                                 PDC, New Appleton, API and the other Members of the Buyers' Group may enforce the terms of this Deed subject to and in accordance with the Clauses of this Deed and the provisions of the Contracts (Rights of Third Parties) Act 1999. PDC, New Appleton, API and the other Members of the Buyers' Group may not assign any of their rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed other than (a) pursuant to a collateral assignment for the benefit of their lenders or (b) with the prior written consent of AWA.

11.                                 Except as provided in Clause 10 of this Deed, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

12.                                 If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not effect:

(a)                                  the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)                                 the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed.

IN WITNESS whereof, the parties have executed and delivered this Deed as of the day and year first above written.

EXECUTED as a DEED	)
by	)
ARJO WIGGINS	)	/s/ Luca PaVeri-Fontana	/s/ James Morley
APPLETON p.l.c.	)	(director)	(director)
acting by:	)	Luca PaVeri-Fontana	James Morley

EXECUTED as a DEED	)
by	)
ARJO WIGGINS	)
APPLETON (BERMUDA))
LIMITED	)	/s/ Christopher Gower	/s/ Maurice McCullough
acting by:	)	(director)	(director/secretary)
		Christopher Gower	Maurice McCullough

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